UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 26, 2022, Pzena Investment Management, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pzena Investment Management, LLC, a Delaware limited liability company (“Purchaser”), and Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Purchaser (“Merger Sub”), providing for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

A special committee consisting solely of independent and disinterested members of the Company’s Board of Directors (the “Special Committee”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of the Company and the holders of its Class A common stock, par value $0.01 per share (each, a “Class A Share”), and unanimously recommended that the Board of Directors of the Company (the “Board”) approve the Merger Agreement and that the Company’s stockholders vote for the adoption of the Merger Agreement. Based on the Special Committee’s recommendation, the Board determined that the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of the Company and the holders of its Class A Shares, and approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

At the effective time of the Merger (“Effective Time”), (1) each Class A Share issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted into the right to receive $9.60 in cash, without interest (the “Merger Consideration”) and (2) each share of the Company’s Class B common stock, par value $0.000001 per share (each, a “Class B Share”), issued and outstanding immediately prior to the Effective Time, will be automatically cancelled and the holders thereof will not be entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, as of the Effective Time, (1) each stock option to purchase a Class A Share outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the excess, if any, of the Merger Consideration over the per share exercise price, (2) each restricted Class A Share held by a non-employee director outstanding immediately prior to the Effective Time will fully vest and be entitled to receive the Merger Consideration, (3) each other restricted Class A Share that is outstanding immediately prior to the Effective Time will be converted into an economically equivalent award in the surviving corporation on substantially the same terms and conditions as such restricted share, (4) each phantom share corresponding to a Class A Share outstanding immediately prior to the Effective Time will be converted into a phantom share of the surviving corporation corresponding to its Class B units, with the same economic value and substantially the same terms and conditions as such phantom shares and (5) each deferred stock unit corresponding to a Class A Share held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the Merger Consideration, with settlement to occur in accordance with the original election of such director.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders’ meeting that will be held on a date to be announced. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of (1) a majority of the total number of votes of Company common stock outstanding and (2) a majority of the outstanding Class A Shares not owned, directly or indirectly, by Purchaser, Merger Sub or any holder of Class B Shares (collectively, the “Company Stockholder Approvals”). Consummation of the Merger is also subject to certain other customary conditions, including the absence of any law, injunction or similar order that prohibits or makes illegal the consummation of the Merger; the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and receipt of the Irish Bank Approval and Ontario Securities Commission Clearance (each such term as defined in the Merger Agreement). Each party’s obligation to consummate the Merger is also subject to the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality standards) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Purchaser’s obligation to consummate the Merger is further subject to the absence of any effect that, individually or in the aggregate, has had a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing in effect or is reasonably likely to result in a Company Material Adverse Effect.

The Merger Agreement contains representations warranties of both parties and covenants of the parties relating to certain matters, including with respect to obtaining the Financing (as defined below) and seeking required governmental consents and approvals. In addition, during the period from the signing of the Merger Agreement to the Effective Time, the Company is subject to customary restrictions on its and its representatives’ ability to initiate, solicit or knowingly encourage alternative acquisition proposals from third parties, subject to customary exceptions. Under the Merger Agreement, the Company Board agreed, subject to customary exceptions, to recommend that its stockholders vote for the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Purchaser, including if the Merger is not consummated by January 26, 2023. Purchaser will be required to pay the Company a termination fee of $8 million if the Merger Agreement is terminated under certain circumstances relating to Purchaser’s failure to complete the Merger. The Merger Agreement provides that the termination fee would be used to fund a dividend to the holders of the Class A Shares.

In connection with entering into the Merger Agreement, Purchaser obtained debt financing via a debt commitment letter (the “Commitment Letter”), dated as of July 26, 2022, with JPMorgan Chase Bank, N.A. (the “Commitment Party”), pursuant to which, among other things, the Commitment Party has committed to provide Purchaser with a term loan facility in an aggregate principal amount of $200 million (the “Financing”), on the terms and subject to the conditions set forth in the Commitment Letter. The proceeds of the Financing will be used, among other things, to finance payment of the consideration payable in connection with the Merger, pay fees and expenses in connection with the transactions related thereto and for working capital and other general corporate purposes. The consummation of the Merger is not conditioned upon the Financing.

The Company does not intend to declare any future quarterly dividends on its common stock during the pendency of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by this reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser, or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Purchaser to each other in connection with the signing of the Merger Agreement or in filings by the Company with the United States Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Purchaser rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Purchaser or Merger Sub.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain members of the Company’s management team (the “Management Stockholders”) entered into a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, the Management Stockholders have agreed to vote all shares of Company Common Stock owned by them in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and against certain actions that would prevent, interfere with or delay the consummation of the Merger. As a result of the Voting Agreement, all outstanding Class B Shares will be voted in favor of the Merger, as a result of which a majority of the total number of votes of Company common stock outstanding will be voted to approve the adoption of the Merger Agreement. The Voting Agreement terminates upon the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference. The Voting Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Management Stockholders. Moreover, the representations and warranties in the Voting Agreement were used for the purposes of allocating risk between the Company and the Management Stockholders rather than establishing matters of fact. Accordingly, the representations and warranties in the Voting Agreement should not be relied on as characterization of the actual state of facts about the Company or any of the Management Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

2.1*	Agreement and Plan of Merger, dated as of July 26, 2022, by and among Pzena Investment Management, Inc., Pzena Investment Management, LLC and Panda Merger Sub, LLC.

10.1	Voting Agreement, dated as of July 26, 2022, by and among Pzena Investment Management, Inc. and each of the persons set forth on the signature pages thereto.

10.2	Senior Credit Facility Commitment Letter, dated as of July 26, 2022, by and between, JPMorgan Chase Bank, N.A. and Pzena Investment Management, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Pzena operates; new federal or state governmental regulations; Pzena’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Pzena stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of Pzena to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in Pzena’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and Pzena’s other filings with the SEC, which are available at http://www.sec.gov and on Pzena’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Pzena will file with the SEC and furnish to Pzena’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Pzena stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of Pzena’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

Pzena, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Pzena stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of Pzena securities by Pzena’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of Pzena’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement and other relevant materials Pzena may file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date: July 28, 2022	By:	/s/ Richard S. Pzena
		Name:	Richard S. Pzena
		Title:	Chief Executive Officer

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

PZENA INVESTMENT MANAGEMENT, LLC,

PANDA MERGER SUB, LLC

and

PZENA INVESTMENT MANAGEMENT, INC.

Dated as of July 26, 2022

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 26, 2022 (the “Agreement”), by and among Pzena Investment Management, LLC, a Delaware limited liability company (“Purchaser”), Panda Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Purchaser (“Merger Sub”), and Pzena Investment Management, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined elsewhere in this Agreement shall have the meanings set forth in Section 8.16.

RECITALS

WHEREAS, the parties intend that the Company be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned Subsidiary of Purchaser, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law (“DGCL”) and Delaware Limited Liability Company Act, as amended (the “LLC Act”);

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”), has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the Managing Member and the board of directors of Merger Sub each have, on the terms and subject to the conditions set forth herein, approved and declared advisable this Agreement and the transactions contemplated herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter into this Agreement, certain stockholders of the Company are entering into a Voting and Support Agreement (the “Voting Agreement”) with the Company pursuant to which, among other things, such stockholders have agreed to vote their Shares in favor of the transactions contemplated herein; and

WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Purchaser and Merger Sub agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the LLC Act, at the Effective Time, the Company will merge with and into Merger Sub, the separate corporate existence of the Company will cease and Merger Sub will continue its company existence under Delaware law as the surviving company in the Merger (the “Surviving Company”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place via the electronic exchange of documents and signatures on a date which shall be the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as the Company and Purchaser may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and Section 18-209 of the LLC Act. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware on the Closing Date or at such later date or time as may be agreed by the Company and Purchaser in writing and specified in the Certificate of Merger in accordance with the DGCL and LLC Act (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the LLC Act.

Section 1.5 Certificate of Formation and Operating Agreement of the Surviving Company. At the Effective Time, (a) the certificate of formation of the Surviving Company shall remain in its entirety to be in the form of the certificate of formation of Merger Sub (the “Certificate of Formation”), until thereafter amended, subject to Section 5.9, as provided therein or by applicable Law and (b) the limited liability company agreement of the Surviving Company shall remain, subject to Section 5.9, in its entirety to be in the form of the limited liability company agreement of Merger Sub (the “Operating Agreement”), until thereafter amended as provided therein or by applicable Law.

Section 1.6 Managing Member. The managing member of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the managing member of the Surviving Company and shall hold office until its successor is duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in accordance with the Operating Agreement.

Section 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in accordance with the Operating Agreement.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, the holders of any securities of the Company or any other Person:

(a) Conversion of Common Stock.

(i) Each Share, other than Excluded Shares and Dissenting Shares, issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive $9.60 in cash, without interest (the “Merger Consideration”), whereupon all such Shares shall be automatically canceled and shall cease to exist, and the holders thereof shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration (less any applicable withholding Taxes), upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.2.

(ii) Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and the holders thereof shall cease to have any rights with respect thereto.

(b) Treasury Shares; Purchaser and Merger Sub-Owned Shares. (i) Each Share (other than any Fiduciary Share) issued and outstanding immediately prior to the Effective Time that is owned by (x) the Company (whether held in treasury or otherwise) or any direct or indirect wholly owned Subsidiary of the Company or (y) Purchaser (collectively, the “Excluded Shares”), shall be canceled and shall cease to exist, and except as provided by clause (ii), no consideration shall be delivered in exchange for such cancellation and (iii) each Excluded Share shall be converted into and become one limited liability company membership interest of the Surviving Company.

(c) Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Company Common Stock who have (i) not voted in favor of the adoption of this Agreement or consented thereto in writing and (ii) properly exercised appraisal rights with respect thereto in accordance with, and otherwise complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided for in Section 2.1(a). Holders of Dissenting Shares shall be entitled only to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Merger Consideration in the manner provided for in Section 2.1(a). At the Effective Time, the Dissenting Shares shall be automatically canceled and shall cease to exist and any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Purchaser (x) prompt notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (y) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or settle any such demands.

Section 2.2 Exchange of Certificates & Book-Entry Shares.

(a) Exchange Fund. At or promptly after the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Purchaser (and reasonably satisfactory to the Company) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars in an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) (such case being hereinafter referred to as the “Exchange Fund”), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.1, Purchaser shall, or shall cause Merger Sub or the Surviving Company to, promptly deposit additional funds with the Paying Agent in an amount sufficient to make such payments. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time, and in any event not later than the second Business Day following the Closing Date, the Surviving Company shall instruct the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1(a) (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such customary form and have such other customary provisions as Purchaser and the Company may mutually agree prior to the Closing, and (B) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration (less any applicable withholding Taxes). No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer and other applicable Taxes have been paid or are not applicable. The Merger Consideration, paid in full with respect to any Share in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

(iii) The Paying Agent, the Company and its Subsidiaries, and the Purchaser and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, or any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (i) shall be remitted by the applicable entity to the appropriate Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company or the Paying Agent for transfer or any other reason, the holder of Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including all interest and the other proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Company upon the Surviving Company’s demand, and any former holders of Shares who have not surrendered their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Company for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, in each case subject to applicable abandoned property, escheat or similar Law.

(e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Purchaser, Merger Sub, the Surviving Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Lost, Stolen or Destroyed Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to the Paying Agent and the Surviving Company and, if required by the Paying Agent or the Surviving Company, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Company, as the case may be, will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration (less any applicable withholding Taxes), without any interest thereon.

Section 2.3 Treatment of Company Options and Company Deferred Stock Awards.

(a) Each Company Option, whether vested or unvested and whether with an exercise price per Share that is greater or less than the Merger Consideration, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option multiplied by (ii) the total number of Shares subject to such Company Option; provided that any Company Option with an exercise price per Share that exceeds or is equal to the Merger Consideration shall be cancelled for no consideration. With respect to any of such holder’s Company Options, Purchaser or one of its Subsidiaries (including the Surviving Company), as applicable, shall pay to each holder of Company Options the cash amounts described in the immediately preceding sentence (which amount may be paid through the Surviving Company’s payroll system or through the Surviving Company’s equity award administrator), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment (the “Option Consideration”), within two (2) Business Days following the Effective Time. From and after the Effective Time, there shall be no outstanding Company Options, and the former holders thereof shall be entitled only to the payment of the Option Consideration.

(b) Each Company Deferred Stock Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, become fully vested and shall be converted into the right to receive from Purchaser or one of its Subsidiaries (including the Surviving Company), as applicable, an amount in cash equal to the Deferred Stock Award Consideration payable at the time elected by the holder of the Company Deferred Stock Award in accordance with the terms of the Company Nonemployee Director Deferred Compensation Plan and in accordance with Section 409A of the Code (which amount may be paid through the Company’s payroll system or through the Company’s equity award administrator). All such payments shall be subject to tax withholding, if applicable. For purposes of this Agreement, “Deferred Stock Award Consideration” shall mean, with respect to a Company Deferred Stock Award, the product of (x) the total number of Shares subject to such Company Deferred Stock Award multiplied by (y) the Merger Consideration.

(c) Each Company Restricted Share held by a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, become fully vested and, as of the Effective Time, shall be treated in the same manner as all other Shares in accordance with Section 2.1.

(d) Each Company Restricted Share held by a Person other than a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be converted into the right to receive an economically equivalent award in Purchaser on substantially the same terms and conditions (including vesting and forfeiture provisions) as the original Company Restricted Share.

(e) Each Company Phantom Share that is unvested and outstanding immediately prior to the Effective Time, shall, as of the Effective Time, be converted into a phantom Class B Unit of Purchaser on substantially the same terms and conditions (including vesting and forfeiture provisions) as the original Company Phantom Share.

(f) Prior to the Effective Time, the Company shall adopt such resolutions as may reasonably be necessary in its discretion to effectuate the treatment of the Company Options, Company Restricted Shares, Company Phantom Shares and the Company Deferred Stock Awards contemplated by this Section 2.3.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser and Merger Sub as set forth in this Article III; provided that such representations and warranties by the Company are qualified in their entirety by reference to the disclosure (a) in the Company SEC Documents filed or furnished prior to the date hereof (disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements”) or (b) set forth in the disclosure schedule delivered by the Company to Purchaser immediately prior to the execution of this Agreement (the “Company Disclosure Letter”). Any disclosure set forth in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to all of the other sections of this Article III to the extent the relevance of such disclosure to the relevant section of Article III is reasonably apparent from the face of such disclosure.

Section 3.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing would not result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capital Stock.

(a) The authorized share capital of the Company consists of 750,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), 750,000,000 shares of Class B common stock, par value $0.000001 per share (the “Class B Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of July 25, 2022, there were (i) 16,695,511 shares of Class A Common Stock issued and outstanding, (ii) 56,969,703 shares of Class B Common Stock issued and outstanding, (iii) no shares of Preferred Stock issued and outstanding, (iv) 239,539 shares of Class A Common Stock subject to outstanding Company Options, (v) 648,722 shares of Class A Common Stock underlying Company Deferred Stock Awards, (vi) 42,272 shares of Class A Common Stock underlying Company Restricted Shares, and (vii) 40,000 shares of Class A Common Stock underlying Company Phantom Shares. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable.

(b) Except as set forth in Section 3.2(a) above or Section 3.2(b) of the Company Disclosure Letter, as of July 25, 2022, (i) the Company does not have any shares of its capital stock issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of the Company’s Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or, except for awards to acquire Shares made pursuant to the Company Benefit Plans, other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) Other than the Voting Agreement or as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no voting agreements, voting trusts, stockholders’ agreements, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock or other equity interest of the Company, or restricting the transfer of, or providing for registration rights with respect to, such capital stock or other equity interest.

Section 3.3 Corporate Authority and Approval.

(a) The Company has the requisite corporate power and authority to enter into and deliver this Agreement and, subject to receipt of the Company Stockholder Approvals, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company, pursuant to the DGCL or otherwise, is necessary to authorize this Agreement or to consummate the transactions contemplated herein, subject, in the case of the Merger, to the Company Stockholder Approvals and the filing of the Certificate of Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Purchaser and Merger Sub, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Company Board (upon the unanimous recommendation of the Special Committee) at a duly held meeting has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iii) resolved, subject to Section 5.5, to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. The Company Board at a duly held meeting has authorized the Company, as managing member of the Purchaser, to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated herein do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or termination of the waiting period thereunder, (iii) the Irish Bank Approval, (iv) notification to the Financial Sector Conduct Authority of South Africa, (v) the Ontario Securities Commission Clearance, (vi) notice to the Australian Securities & Investments Commission, (vii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC, (viii) compliance with the applicable requirements of the Securities Act, (ix) compliance with any applicable foreign or state securities or blue sky laws, (x) compliance with the rules and regulations of NYSE (collectively, clauses (i) through (x), the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) Assuming receipt of the Company Approvals and the Company Stockholder Approvals, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated herein do not and will not (i) conflict with, or breach any provision of, the organizational or governing documents of the Company or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Company Material Contract, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports and Financial Statements.

(a) The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since January 1, 2021 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “Company SEC Documents”). Each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations promulgated under any such law, as the case may be. As of the date filed or furnished with the SEC, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods referred to therein (except as may be indicated therein or in the notes thereto).

Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2022 (or the notes thereto) or as disclosed in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2021 (or the notes thereto), (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated herein, (c) for liabilities and obligations incurred in the ordinary course of business since March 31, 2022, and (d) for liabilities or obligations incurred at

Purchaser or any of its Subsidiaries, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 Absence of Certain Changes or Events. Since March 31, 2022, through the date hereof, there has not occurred any Company Material Adverse Effect.

Section 3.8 Compliance with Law; Permits.

(a) The Company and its Subsidiaries are, and since January 1, 2021, have been, in compliance with all Laws applicable to the Company’s business, except where such non-compliance would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity (the “Company Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted, except where the failure to have any of the Company Permits would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Company Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, in each case, except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Environmental Matters.

(a) Except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) since January 1, 2021, neither the Company nor any of its Subsidiaries has received any written notices or demand letters from any federal, state, local or foreign Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, (iii) there are no Actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries arising under Environmental Law, and (iv) to the Knowledge of the Company, there has been no release of any Hazardous Substance in violation of any applicable Environmental Law from any properties owned or leased by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned or leased by the Company or any of its Subsidiaries.

(b) As used herein, “Environmental Law” means any Law regulating (i) the protection of the environment, or (ii) the use, storage, treatment, generation, transportation, handling, release or disposal of Hazardous Substances.

(c) As used herein, “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous or toxic under any Environmental Law, including petroleum or any derivative or byproduct thereof, asbestos, and polychlorinated biphenyls.

Section 3.10 Employee Benefit Plans.

(a) Except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees or directors of the Company or its Subsidiaries, or any spouse or dependent of any such Person, beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (v) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vi) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan; and (vii) there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(b) Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Foreign Plans (i) have been maintained in accordance with applicable Law and (ii) that are intended to qualify for special Tax treatment meet all material requirements for such treatment.

Section 3.11 Investigations; Litigation. (a) There is no investigation or review pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries that would be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against the Company or any of the Company’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12 Proxy Statement; Other Information. The proxy statement (including the letter to stockholders, notice of meeting and form of proxy, as each may be amended or supplemented, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the Company Stockholder Approvals and the Schedule 13E-3 (including any amendments or supplements thereto) will not, at the time the Proxy Statement and the Schedule

13E-3 are filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Proxy Statement and the Schedule 13E-3 shall comply in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Statement or the Schedule 13E-3 based on information supplied, or required to be supplied, by or on behalf of Purchaser, Merger Sub or any of their Subsidiaries or equity owners for inclusion or incorporation by reference therein.

Section 3.13 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete; (ii) all Taxes shown as due on any such Tax Return have been duly and timely paid or will be duly and timely paid by the due date thereof; (iii) no Tax Contest with respect to any Taxes of the Company or any of its Subsidiaries is pending or being threatened in writing; (iv) the Company and its Subsidiaries have complied with all Applicable Laws relating to the collection and withholding of Taxes; and (v) the Company and its Subsidiaries have not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(b) As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes, (ii) “Tax Contest” means any audit, suit, claim, examination, contest, litigation, dispute or other proceeding with respect to Taxes or Tax Returns or with or against any taxing authority and (iii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

(c) Notwithstanding any other provisions of this Agreement, the representations and warranties contained in Section 3.10 and this Section 3.13 are the only representations and warranties made by Seller with respect to Tax matters, and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto.

Section 3.14 Intellectual Property.

(a) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries either own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, Software and other intangible intellectual property rights (collectively, “Intellectual Property”) as are used in the business of the Company and its Subsidiaries as currently conducted. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, following the Closing, each of the Company and its Subsidiaries will continue to own or have a valid right to use all Intellectual Property used in the respective business of the Company and its Subsidiaries as conducted as of the Closing. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property of any third party in the three (3) years prior to the date of this Agreement and (ii) to the Knowledge of the Company, as of the date of this Agreement, no third party is infringing, misappropriating or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect, there are no Actions pending or, to the Knowledge of the Company, threatened that (i) challenge or question the validity of or the Company’s ownership or right to use Intellectual Property owned by the Company or any of its Subsidiaries, or (ii) assert infringement, misappropriation, or violation by the Company or any of its Subsidiaries of any Intellectual Property owned by a third party.

Section 3.15 Real Property. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company and its Subsidiaries have valid leasehold interests in all of their respective material leased real property, except for properties and assets that have been disposed of in the ordinary course of business consistent with past practice, free and clear of all Liens except for Permitted Liens.

Section 3.16 Company Material Contracts.

(a) As used herein, “Company Material Contracts” shall mean all “material contracts” described in Item 601(b)(10) of Regulation S-K (other than this Agreement and other agreements entered into in connection with the transactions contemplated herein) to which the Company or its Subsidiaries is a party or may be bound as of the date hereof and that are required to be filed with the SEC.

(b) Each Company Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent such Company Material Contract has previously expired in accordance with its terms or as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, the other parties thereto, is in violation of, or default under, any provision of any Company Material Contract, and, to the Knowledge of the Company, no party to any Company Material Contract has committed or failed to perform any act under and no event has occurred which, with or without notice, lapse of time or both, would constitute a default under the provisions of such Company Material Contract, except in each case for such violations and failures as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17 Opinion of Financial Advisors. Each of Ardea Partners LP and CastleOak Securities, L.P. have delivered to the Special Committee and the Company Board, on or prior to the date hereof, its respective opinion to the effect that, as of the date of such opinion, subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by holders of Shares was fair, from a financial point of view, to such holders.

Section 3.18 Finders or Brokers; Fees. No broker, investment banker, financial advisor or other Person, other than those listed in Section 3.18 of the Company Disclosure Letter, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Special Committee.

Section 3.19 Required Vote of Company Stockholders. Assuming the representations and warranties of Purchaser and Merger Sub set forth in Section 4.9 are true and correct, the affirmative vote (in person or by proxy) at the Company Meeting, or any adjournment or postponement thereof, of (i) the holders of a majority of the total number of votes of Company Common Stock outstanding in favor of the adoption of this Agreement (the “Stockholder Approval”) and (ii) the holders of a majority of the outstanding shares of Class A Common Stock not owned, directly or indirectly, by Purchaser, Merger Sub, or any holder of Class B Common Stock, in favor of the adoption of this Agreement (the “Unaffiliated Stockholder Approval” and, together with the Stockholder Approval, the “Company Stockholder Approvals”) are the only votes or approvals of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated herein.

Section 3.20 Takeover Laws. Assuming the representations and warranties of Purchaser and Merger Sub set forth in Section 4.9 are true and correct, the Company Board and the Company have taken all action necessary to exempt this Agreement and the transactions contemplated herein, including the Merger, from the prohibitions on business combinations set forth in Section 203 of the DGCL.

Section 3.21 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

(b) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, Purchaser and Merger Sub do not make, and have not made, any representations or warranties relating to itself, the Company or any of their respective businesses or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Purchaser and Merger Sub represent and warrant to the Company, jointly and severally, as set forth in this Article IV; provided that such representations and warranties by Purchaser and Merger Sub are qualified in their entirety by reference to the disclosure set forth in the disclosure schedule delivered by Purchaser and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Purchaser Disclosure Letter”). Any disclosure set forth in any section or subsection of the Purchaser Disclosure Letter shall be deemed disclosed with respect to all of the other section of this Article IV to the extent the relevance of such disclosure to the relevant section of Article IV is reasonably apparent from the face of such disclosure.

Section 4.1 Organization and Qualification. Each of Purchaser and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, would not or would not reasonably be expected to, individually or in the aggregate, impair or prevent the ability of each of Purchaser and Merger Sub to perform its obligations under this Agreement.

Section 4.2 Corporate Authority and Approval. Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by each of the Managing Member and the managing member of Merger Sub, and, no other corporate action on the part of Purchaser or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, except that the enforcement hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation by Purchaser and Merger Sub of the Merger and the other transactions contemplated herein do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the HSR Act and the expiration or termination of the waiting period thereunder, (iii) the Irish Bank Approval, (iv) the Ontario Securities Commission Clearance, (v) notification to the Financial Sector Conduct Authority of South Africa, (vi) notice to the Australian Securities & Investments Commission, (vii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC, (viii) compliance with any applicable foreign or state securities or blue sky laws, (ix) compliance with the rules and regulations of NYSE and (x) the other consents and/or notices set forth on Section 4.3(a) of the Purchaser Disclosure Letter (collectively, clauses (i) through (x), the “Purchaser Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, impair, prevent or delay beyond the Outside Date the ability of Purchaser or Merger Sub to perform its obligations under this Agreement.

(b) Assuming receipt of the Purchaser Approvals, the execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation by Purchaser and Merger Sub of the Merger and the other transactions contemplated herein do not and will not (i) conflict with, or breach any provision of, the organizational or governing documents of Purchaser or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Purchaser or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not, individually or in the aggregate, impair or prevent the ability of Purchaser or Merger Sub to perform its obligations under this Agreement.

Section 4.4 Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of Purchaser, threatened) by any Governmental Entity with respect to Purchaser or any of its Subsidiaries which would, individually or in the aggregate, impair, prevent or delay beyond the Outside Date the ability of Purchaser or Merger Sub to perform its obligations under this Agreement or obtain the Governmental Consents, and there are no Actions pending (or, to the Knowledge of Purchaser, threatened) against or affecting Purchaser or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, awards, injunctions, judgments, enactments, rulings, subpoenas, verdicts or decrees of, or before, any Governmental Entity, in each case which would, individually or in the aggregate, impair or prevent the ability of Purchaser or Merger Sub to perform its obligations under this Agreement or obtain the Governmental Consents. Purchaser does not have Knowledge of any inaccuracies in any of the representations and warranties made by the Company in Article III and does not have any reason to anticipate the occurrence of a Company Material Adverse Effect after the date hereof and prior to the date set forth in Section 7.1(b).

Section 4.5 Proxy Statement; Other Information. None of the information provided by Purchaser or its Subsidiaries to be included in the Proxy Statement or the Schedule 13E-3 will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6 Financing.

(a) Purchaser has delivered to the Company true, correct, complete and fully executed copies of (i) the commitment letter dated as of July 26, 2022 (together with all exhibits, schedules and annexes to such letter, in effect as of the date of this Agreement, the “Commitment Letter”) from the Financing Parties pursuant to which the Financing Parties have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts (including any “market flex” terms in the fee letter) set forth therein and (ii) the fee letter, subject to redaction of only fee amounts, pricing caps and other economic terms customarily redacted (none of which could adversely affect the amount, enforceability, conditionality or availability of the Financing) related thereto (“Fee Letter” and together with the Commitment Letter, the “Debt Letters”). The debt financing committed pursuant to the Commitment Letter is referred to in this Agreement as the “Financing.”

(b) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Financing Parties to provide the Financing or any contingencies that would permit the Financing Parties to reduce the aggregate principal amount of the Financing, including any condition or other contingency relating to the amount or availability of the Financing pursuant to any “flex” provision. As of the date of this Agreement, Purchaser does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date, nor does Purchaser have knowledge that any Financing Party will not perform its obligations thereunder. Except for the Debt Letters, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Financing to which the Purchaser, its Subsidiaries or any of their Affiliates is a party that could affect the conditionality, enforceability, availability, termination or amount of the Financing.

(c) When funded in accordance with the Commitment Letter, assuming that each of the conditions set forth in Section 6.1 and Section 6.3 is satisfied on the Closing Date, the Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Fee Letter) shall provide Purchaser with cash proceeds, on the Closing Date, sufficient to consummate the Merger and the other transactions contemplated hereby and to make all payments required to be made in connection therewith, including the payment of the Merger Consideration and any fees and expenses of or payable by Purchaser or its Subsidiaries (such amounts, collectively, the “Financing Amounts”).

(d) The Commitment Letter constitutes the legal, valid, binding and enforceable obligations of Purchaser and, to the Knowledge of Purchaser, all the other parties thereto except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity. As of the date of this Agreement, the Commitment Letter is in full force and effect and no event has occurred which (with or without notice, lapse of time or both) constitutes, or could reasonably be expected to constitute, a default, breach or failure to satisfy a condition by Purchaser under the terms and conditions of the Commitment Letter. Purchaser does not have any reason to believe that any of the conditions to the Financing will not be satisfied by Purchaser on a timely basis or that the Financing will not be available to Purchaser on the Closing Date. Purchaser has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letter on or before the date of this Agreement and will pay in full any such amounts due on or before the Closing Date as and when due. The Commitment Letter has not been modified, amended or altered and the Commitment Letter will not be amended, modified or altered at any time through the Closing, except as permitted by Section 5.9(b) (with any such modification, amendment or alteration promptly notified in writing to the Company), and none of the respective commitments under the Commitment Letter have been terminated, reduced, withdrawn or rescinded in any respect, and, to the Knowledge of Purchaser, no termination, reduction, withdrawal, modification, amendment, alteration or rescission thereof is contemplated.

(e) In no event shall the receipt or availability of any funds or financing (including the Financing) by Purchaser or any of its Subsidiaries or any other financing or other transactions be a condition to any of Purchaser’s obligations to consummate the Merger and the other transactions contemplated herein.

Section 4.7 Capitalization of Merger Sub. All of the issued and outstanding limited liability company interests of Merger Sub are, and at the Effective Time will be, owned by Purchaser. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Purchaser may acquire any equity interest of Merger Sub. Merger Sub has been formed solely for the purpose of this Agreement and transactions contemplated hereby and has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.8 Certain Arrangements. Other than the Voting Agreement and the agreements listed on Section 4.8 of the Purchaser Disclosure Letter, true and complete copies of which have been provided to the Company, there are no Contracts between Purchaser or Merger Sub, on the one hand, and any beneficial owner of outstanding Shares or any member of the Company’s management or the Company Board, on the other hand, (i) relating in any way to the transactions contemplated by this Agreement, or (ii) prohibiting the parties to the Voting Agreement from taking the actions described therein.

Section 4.9 Ownership of Company Common Stock. Except as set forth on Section 4.9 of the Purchaser Disclosure Letter, none of Purchaser, its Subsidiaries or Merger Sub own or hold, directly or indirectly, (a) any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company) or (b) any rights to acquire, directly or indirectly, any shares of Company Common Stock.

Section 4.10 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the Financing):

(a) the Fair Value of the assets of Purchaser and its Subsidiaries, taken as a whole, shall be greater than the total amount of Purchaser’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;

(b) Purchaser and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and

(c) Purchaser and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.

(d) For the purposes of this Section 4.10, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Purchaser and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

Section 4.11 Finders or Brokers. Neither Purchaser nor any of its Subsidiaries has employed any investment banker, broker or finder, other than those listed in Section 4.11 of the Purchaser Disclosure Letter, in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.12 Investigation; No Other Representations and Warranties.

(a) Each of Purchaser and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Purchaser and Merger Sub has been provided access for such purposes. In entering into this Agreement, each of Purchaser and Merger Sub has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each of Purchaser and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, controlling persons or representatives, that are not expressly set forth in Article III, whether or not such representations, warranties or statements were made in writing or orally. Each of Purchaser and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective Affiliates, stockholders, controlling persons or representatives, shall have no liability or responsibility whatsoever to Purchaser, Merger Sub or their respective Affiliates, stockholders, controlling persons or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered in connection with this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data room, management presentation, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Purchaser, Merger Sub, or their respective Affiliates, stockholders, controlling persons or representatives, except for the representations and warranties of the Company expressly set forth in Article III.

(b) Purchaser and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article III, (i) the Company does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and Purchaser and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Purchaser or Merger Sub as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser, Merger Sub or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article III of this Agreement.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by Purchaser.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (a) as may be required by applicable Law, or (b) as may be required by this Agreement, Purchaser shall not, and shall cause each of its Subsidiaries not to, take any action that would reasonably be expected to impair or prevent the consummation of the Merger and the other transactions contemplated hereby.

(b) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, Purchaser shall not (i) issue any membership interests or any other securities with the right to vote with any of its classes of membership interests; provided that the foregoing shall not restrict any of the following: (A) the exercise or vesting of any Purchaser options, subscriptions, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind outstanding on the date hereof, (B) employment retention grants made by Purchaser in the ordinary course of business not involving the issuance of any additional shares of Company Common Stock, or (C) issuances made after Purchaser obtains the prior written approval of the Special Committee (such approval not to be unreasonably withheld, conditioned or delayed) or (ii) acquire, directly or indirectly, any Shares.

Section 5.2 Intentionally Omitted.

Section 5.3 Acquisition Proposals.

(a) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Special Committee shall not, and the Special Committee shall use its reasonable best efforts to cause its investment bankers, attorneys and other advisors and representatives (collectively, “Representatives”) not to, and the Company shall not at the request of the Special Committee require any of the officers or employees of the Company to, (i) initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its

Subsidiaries to any Person relating to, an Acquisition Proposal, or (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than a customary confidentiality agreement) relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”). From and after the date hereof, the Company shall, and shall use its reasonable best efforts to cause its Representatives to, immediately (x) cease any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal or a potential Acquisition Proposal, (y) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal and (z) request that any such Person and its Representatives promptly return or destroy all confidential information concerning the Company and its Subsidiaries theretofore furnished thereto by or on behalf of the Company or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information, in each case in accordance with the applicable confidentiality agreement between the Company and such Person. The Company shall not grant any waiver, amendment or release under any confidentiality, standstill or similar agreement (or terminate or fail to enforce such agreement) unless the Special Committee determines in good faith (after consultation with its outside counsel) that a failure to take any action would be inconsistent with the directors’ duties under applicable Law.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), at any time prior to the time the Company Stockholder Approvals are obtained, if the Company receives an unsolicited written Acquisition Proposal from any Person that did not result from a material breach of this Section 5.3, the Company, the Special Committee and any of their Representatives may contact such Person to clarify the terms and conditions thereof and (i) the Company, the Special Committee and any of their Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person if the Company receives from such Person (or has received from such Person) an executed a customary confidentiality agreement, and (ii) the Company, the Special Committee and any of their Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clause (i) or (ii) above, the Company Board (or the Special Committee acting on behalf of the Company Board) determines in good faith (after consultation with its outside counsel and financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal.

(c) Except as set forth in this Section 5.3(c), the Company Board shall not (i) withhold, withdraw, suspend, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, suspend, qualify, amend or modify), in a manner adverse to Purchaser or Merger Sub, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (ii) adopt, approve, endorse or recommend, or propose publicly to adopt, approve, endorse or recommend, or otherwise publicly declare advisable an Acquisition Proposal, (iii) fail to issue a press release that publicly reaffirms the Company Recommendation as promptly as practicable (but in any event within ten (10) Business Days) after receipt of a written request by Purchaser to provide such reaffirmation following the date any Acquisition Proposal is first published or sent, given or communicated to the holders of Shares; provided that

Purchaser may make such request only once with respect to such Acquisition Proposal unless such Acquisition Proposal is subsequently materially modified, in which case, Purchaser may make such request once each time such material modification is made, (iv) fail to recommend against any public tender offer or exchange offer for Shares that is subject to Regulation 14D of the Exchange Act within ten (10) Business Days after commencement of such tender offer or exchange offer or (v) publicly resolve, propose or agree to do any of the foregoing (any action or inaction described in the foregoing clauses (i) through (v), a “Change of Recommendation”), or cause the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approvals are obtained, the Company Board (or the Special Committee acting on its behalf) may effect a Change of Recommendation if (x) the Special Committee determines in good faith (after consultation with its outside legal counsel) that, as a result of the occurrence of an Intervening Event, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law or (y) the Company receives an unsolicited written Acquisition Proposal (provided that such Acquisition Proposal did not result from any material breach of the restrictions in this Section 5.3) that the Special Committee determines in good faith (after consultation with outside counsel and its financial advisors) constitutes, or is reasonably likely to result in, a Superior Proposal (taking into account any adjustments to the terms and conditions of the Merger proposed by Purchaser in response to such Alternative Proposal); provided, however, that, in the event of the foregoing clause (y), the Company Board (or the Special Committee acting on its behalf) shall not, and shall cause the Company not to, effect a Change of Recommendation unless (1) the Special Committee has given Purchaser at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall include a copy of such Superior Proposal (if in writing) or a summary of the material terms and conditions of such Superior Proposal (if made orally) that serves as the basis for such action and the identity of the Person or group of Persons making such Superior Proposal), (2) the Special Committee has negotiated, and has caused its Representatives to negotiate, in good faith with Purchaser during such notice period, to the extent Purchaser wishes to negotiate, to enable Purchaser to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (3) following the end of such notice period, the Special Committee has considered in good faith such proposed revisions, and has determined in good faith (after consultation with outside counsel and its financial advisors) that the Superior Proposal nevertheless continues to constitute a Superior Proposal if the revisions proposed were to be given effect. Any material modification to any Superior Proposal will be deemed to be a new Superior Proposal for purposes of this Section 5.3(c).

(d) Nothing contained in this Section 5.3 shall be deemed to prohibit the Company, the Company Board, the Special Committee or any other committee of the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided, further, that no “stop-look-and-listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall constitute a Change of Recommendation. Notwithstanding the foregoing, it is understood and agreed that neither the Company Board nor any committee thereof shall effect a Change of Recommendation unless the applicable requirements of Section 5.3(e) shall have been satisfied.

(e) As used in this Agreement, “Acquisition Proposal” shall mean any bona fide proposal or offer made by any Person for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, (iii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares of Company Common Stock with twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, or (iv) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the voting power of the outstanding Shares, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning Shares with twenty percent (20%) or more of the voting power of the outstanding Shares.

(f) As used in this Agreement, “Superior Proposal” means a bona fide Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the Company Board (or the Special Committee acting on its behalf) has determined in its good faith judgment (after consultation with outside legal counsel and its financial advisors) is more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement.

(g) As used in this Agreement, “Intervening Event” means an event, development, change or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that is material to the Company and its Subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Special Committee as of the date hereof (or the material consequences of which were not reasonably foreseeable to the Special Committee acting as of the date hereof); provided that in no event shall any of the following constitute an Intervening Event: (x) the fact, in and of itself, that the Company or any of its Subsidiaries meets, fails to meet or exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such performance that are not otherwise excluded from the definition of Intervening Event may be taken into account in determining whether there has been, or will be, an Intervening Event), (y) any change, in and of itself, in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Intervening Event may be taken into account in determining whether there has been, or will be, an Intervening Event) or (z) any changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets)

Section 5.4 Proxy Statement; Schedule 13E-3.

(a) As promptly as practicable following the date of this Agreement (and in any event, within 21 days following the date hereof), (i) the Company shall prepare the Proxy Statement, which shall include the Company Recommendation (except as otherwise provided in Section 5.3), and the Company and Purchaser shall jointly prepare a Rule 13E-3 transaction statement on Schedule 13E-3 (the “Schedule 13E-3”), (ii) Purchaser and Merger Sub shall furnish all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be requested by the Company from time to time and (iii) the Company shall file the Proxy Statement with the SEC, and the Company and Purchaser shall jointly file the Schedule 13E-3 with the SEC.

(b) Each party shall promptly notify the other parties upon the receipt by such party of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall provide the other parties with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Schedule 13E-3. If, at any time prior to the Company Meeting, any information relating to the Company, Purchaser or any of their respective Affiliates, officers or directors is discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that the Proxy Statement, Schedule 13E-3 or the other filings shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or making the other filings (including the Schedule 13E-3) (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Purchaser an opportunity to review and comment on such document or response and shall consider such comments in good faith. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Meeting as promptly as practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

Section 5.5 Stockholders Meeting. Subject to the other provisions of this Agreement, the Company shall use reasonable best efforts to take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, subject to compliance with the DGCL and the Exchange Act (and the rules and regulations promulgated thereunder), following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approvals (the “Company Meeting”); provided that the Company may postpone or adjourn the Company Meeting (i) with the consent of Purchaser, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting.

Section 5.6 Consents and Approvals.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Purchaser Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an Action or proceeding by, any Governmental Entity, including (u) in connection with any Regulatory Law, (v) the Irish Bank Approval, (w) the Ontario Securities Commission Clearance, (x) notification to the Financial Sector Conduct Authority of South Africa, and (y) notice to the Australian Securities & Investments Commission (all of the foregoing, collectively, the “Governmental Consents”), (ii) the obtaining of all other necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Purchaser shall cooperate with each other in (x) determining whether any filings are required to be made with, or Governmental Consents are required to be obtained from, any Governmental Entities (including in any foreign jurisdiction in which the Company or its Subsidiaries are operating any business) and (y) to the extent not made prior to the date hereof, timely making or causing to be made all such applications and filings as promptly as practicable. In furtherance and not in limitation of the foregoing, the Company agrees to, and, as applicable, to cause its Affiliates to, duly make its applications and filings in respect of the Irish Bank Approval, including the Irish Acquiring Transaction Notification, and the Ontario Securities Commission Clearance no later than ten (10) Business Days following the date hereof. Each party shall supply as promptly as practicable such information, documentation, other material or testimony that may be requested by any Governmental Entity, including by complying at the earliest reasonably practicable date with any request under or with respect to the HSR Act, any other Governmental Consent and any such other applicable Laws for additional information, documents or other materials received by Purchaser or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice, or any other Governmental Entity in connection with such applications or filings or the transactions contemplated herein, including the Merger. None of the parties shall, (i) without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed) propose or commit to any extension of any waiting period under any Regulatory Law or (ii) without the prior written consent of the other parties (which consent may be withheld in its sole discretion) propose or commit to any agreement not to consummate the Merger or any of the other transactions contemplated by this Agreement.

(c) For purposes of this Agreement, “Regulatory Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition and including any Laws that relate to foreign investments.

Section 5.7 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “business combination” or other form of antitakeover statute or regulation shall or may become applicable to the transactions contemplated herein, each of the Company, Purchaser and Merger Sub and their respective boards of directors and managing members, as applicable, shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated herein may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or, if not possible to eliminate, minimize the effects of such statute or regulation on the transactions contemplated herein.

Section 5.8 Public Announcements. No party nor any of its Affiliates shall issue or cause the publication of any press release or other public or broad-based employee announcement with respect to this Agreement or the transactions contemplated hereby, including the Merger, without the prior consent of the other party, unless such party determines in good faith, after consultation with legal counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, including the Merger, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement; provided that (i) the Company shall not be required to provide any such review or comment to Purchaser in connection with a Change of Recommendation and (ii) each party hereto and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Purchaser and the Company in compliance with this Section 5.8.

Section 5.9 Indemnification and Insurance.

(a) The Surviving Company, Purchaser and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors and officers of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Company shall maintain, and Purchaser shall cause the Surviving Company to maintain in effect, terms no less favorable to directors, officers or employees than the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Purchaser shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.

(b) The Surviving Company shall, to the fullest extent permitted under applicable Law, and the Purchaser shall cause the Surviving Company to (and the Purchaser shall be jointly and severally liable for the obligation to), indemnify and hold harmless (and advance funds in respect of each of the Indemnified Parties) each current and former director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred, whether before or after the Effective Time, in connection with such Indemnified Party’s service as a director, officer or employee of the Company or any of its Subsidiaries (including acts or omissions in connection with such Indemnified Party’s service as officer, director, member, trustee or other fiduciary in any other entity if such service was at the request or for the benefit of the Company); provided that any Person to whom any funds are advanced pursuant to the foregoing must, if required by Law, provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. In the event of any such Action, Purchaser and the Surviving Company shall make commercially reasonable efforts to cooperate with the Indemnified Party in the defense of any such Action.

(c) For a period of six (6) years from the Effective Time, Purchaser shall cause the Surviving Company to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided that, Purchaser and the Surviving Company shall not be required to pay an amount in the aggregate for such coverage under such policies more than 350% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under such policy (the “Premium Cap”), but if such premium would at any time exceed the Premium Cap, Purchaser and the Surviving Company shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, in lieu of the foregoing, the Company may purchase, prior to the Effective Time, a six (6)-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated herein if and to the extent the same may be obtained for an amount, in the aggregate, that does not exceed the Premium Cap. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, Purchaser shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Company, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d) Purchaser shall cause to be paid all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Company, any other indemnification arrangement, the DGCL, the LLC Act or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f) In the event Purchaser, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Purchaser or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10 Financing.

(a) Purchaser shall and shall cause each of its Subsidiaries to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof. In furtherance and not in limitation of the foregoing, Purchaser shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the Commitment Letter as promptly as possible but in any event prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including by (i) maintaining in effect the Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) and without any Prohibited Modification, (iii) satisfying on a timely basis all conditions in the Commitment Letter and the Definitive Agreements and complying with its obligations thereunder and (iv) enforcing Purchaser’s rights under the Commitment Letter. Purchaser shall comply with its obligations, and enforce its rights, under the Commitment Letter and Definitive Agreements in a timely and diligent manner.

Without limiting the generality of the foregoing, in the event that all conditions contained in the Commitment Letter or the Definitive Agreements (other than the consummation of the Merger, those conditions that by their nature are to be satisfied or waived at Closing and those conditions the failure of which to be satisfied is attributable to a breach by Purchaser or Merger Sub of its representations, warranties, covenants or agreements contained in this Agreement) have been satisfied, Purchaser shall cause the Financing Parties to comply with their obligations under the Commitment Letter and the Definitive Agreements, including to fund the Financing (including by promptly commencing a litigation proceeding against any breaching Financing Party or other financial institution to compel such breaching party to provide its portion of the Financing or otherwise comply with its obligations under the Commitment Letter or the relevant Definitive Agreement).

(b) Neither Purchaser nor any of its Subsidiaries shall, without the prior written consent of the Company: (i) permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under, the Commitment Letter or the Definitive Agreements if such amendment, replacement, supplement, modification, waiver or remedy (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the aggregate principal amount of the Financing, (C) adversely affects the ability of Purchaser to enforce its rights against other parties to the Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (D) could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement (the effects described in clauses (A) through (D), collectively, the “Prohibited Modifications”); or (ii) terminate the Commitment Letter or any Definitive Agreement. Purchaser shall promptly deliver to the Company copies of any such amendment, replacement, supplement, termination, modification or waiver.

(c) In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Purchaser shall (i) promptly notify the Company in writing of such unavailability and the reason therefor and (ii) use reasonable best efforts (which such “reasonable best efforts” shall not be deemed to require Purchaser to incur any fees to the financing providers in connection therewith that are in materially excess of those specified in the Commitment Letter), and cause each of its Subsidiaries to use their reasonable best efforts (which such “reasonable best efforts” shall not be deemed to require the Subsidiaries to incur any fees to the financing providers in connection therewith that are in materially excess of those specified in the Commitment Letter), to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing for any such unavailable portion from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with the available portion of the Financing, to consummate the transactions contemplated by this Agreement and to pay the Financing Amounts and which does not include any Prohibited Modifications or conditions to the consummation of such Alternative Financing that are more onerous, taken as a whole, than the conditions set forth in the Commitment Letter as of the date of this Agreement. Purchaser shall provide (or cause to provide) the Company with prompt oral and written notice of any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any Definitive Agreement and a copy of any written notice or other written communication from any Financing Party or other financing source with respect to any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any Definitive Agreement of any provision thereof. Purchaser shall keep the Company reasonably informed on a current basis, upon reasonable written request by the Company, of the status of its efforts to consummate the Financing, including any Alternative Financing.

(d) The foregoing notwithstanding, compliance by Purchaser with this Section 5.10 shall not relieve Purchaser of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing or any Alternative Financing is available. To the extent Purchaser obtains Alternative Financing or amends, replaces, supplements, terminates, modifies or waives any of the Financing, in each case pursuant to this Section 5.10 and without any Prohibited Modification, references to the “Financing,” “Financing Parties,” and “Commitment Letter,” “Definitive Agreements” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Financing as so amended, replaced, supplemented, terminated, modified or waived.

Section 5.11 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment (or waiver in writing by Purchaser and the Company, except with respect to Section 6.1(a), which shall not be waivable) at or prior to the Effective Time of the following conditions:

(a) Company Stockholder Approvals.

(i) The Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(ii) The Unaffiliated Stockholder Approval shall have been obtained.

(b) Orders. No injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity, in each case, that prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Consents. (i) Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been earlier terminated, (ii) the Irish Bank Approval shall have been received and (iii) the Ontario Securities Commission Clearance shall have been obtained.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger and the other transactions contemplated herein is further subject to the fulfillment (or waiver in writing by the Company) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Performance of Obligations. Purchaser and Merger Sub shall have performed and complied with their covenants and agreements contained in this Agreement to be performed or complied with by each of them prior to or at the Closing in all material respects.

(c) Officer’s Certificate. Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Purchaser, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligations of Purchaser and Merger Sub to Effect the Merger. The obligations of Purchaser and Merger Sub to effect the Merger and the other transactions contemplated herein are further subject to the fulfillment (or waiver in writing by Purchaser) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.3 and Section 3.18 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). All other representations and warranties of the Company set forth in Article III (read without regard to any qualifications as to materiality or Company Material Adverse Effect contained in such representations and warranties) shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect.

(b) Performance of Obligations. The Company shall have performed and complied with its covenants and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there has not been any fact, development, circumstance, change, event, condition, occurrence or effect that, individually or in the aggregate, has had a Company Material Adverse Effect that is continuing in effect or is reasonably likely to result in a Company Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by an officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4 Frustration of Closing Conditions. None of the Company, Purchaser or Merger Sub may rely as a basis for not consummating the Merger on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated herein.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time (except with respect to Section 7.1(d)(ii) below, whether before or after the adoption of this Agreement by stockholders of the Company and the managing member of Merger Sub):

(a) by the mutual written consent of the Company and Purchaser;

(b) by either the Company or Purchaser if:

(i) the Effective Time shall not have occurred on or before January 26, 2023 (the “Outside Date”); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;

(ii) any court of competent jurisdiction shall have issued or entered an injunction or similar order shall have been entered permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used such efforts as may be required by Section 5.6 to prevent, oppose and remove such injunction; or

(iii) the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approvals shall not have been obtained.

(c) by the Company, if:

(i) Purchaser or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 or failure of the Closing to occur and (B) cannot be cured by the Outside Date or, if curable, is not cured within thirty (30) days following the Company’s delivery of written notice to Purchaser of such breach; provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement that would result in a failure of a condition set forth in Section 6.1 or Section 6.3; or

(ii) (A) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that those other conditions would be satisfied if the Closing were on such date), (B) the Company has irrevocably notified Purchaser in writing that it is ready, willing and able to consummate the Closing and (C) Purchaser and Merger Sub fail to complete the Closing on the date the Closing was required by Section 1.2 to have occurred.

(d) by Purchaser, if:

(i) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the Outside Date or, if curable, is not cured with thirty (30) days following Purchaser’s delivery of written notice to the Company of such breach; provided that Purchaser or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement that would result in the failure of a condition set forth in Section 6.1 or Section 6.2; or

(ii) prior to receipt of the Company Stockholder Approvals, the Company Board shall have made a Change of Recommendation.

Section 7.2 Manner and Effect of Termination. Any party terminating this Agreement pursuant to Section 7.1 of this Agreement shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Purchaser, Merger Sub or their respective Subsidiaries or Affiliates, except that this Section 7.2, Section 7.3 and Article VIII shall survive the termination hereof and, except as otherwise provided in this Section 7.2, no party hereto shall be relieved of any liability for any fraud or knowing or intentional breach of this Agreement occurring prior to such termination. Without limiting the Company’s rights under any other provision of this Agreement (including the Company’s right to specific performance pursuant to Section 8.4), the Company shall be entitled to damages in connection with any knowing or intentional material breach by Purchaser of this Agreement.

Section 7.3 Termination Fee and Expenses.

(a) In the event that this Agreement is terminated by:

(i) the Company pursuant to (A) Section 7.1(c)(i) or Section 7.1(c)(ii), (B) Section 7.1(b)(i) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii)), or (C) Section 7.1(b)(ii) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) and Purchaser’s material breach was a proximate cause of such order or other action); or

(ii) Purchaser pursuant to (A) Section 7.1(b)(i) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii)), or (B) Section 7.1(b)(ii) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(ii) and Purchaser’s material breach was a proximate cause of such Order or other action);

then Purchaser shall pay to the Company a termination fee equal to $8,000,000 in cash (the “Purchaser Termination Fee”) by wire transfer of same day funds within three (3) Business Days (provided that the Company may defer receipt of the Purchaser Termination Fee by up to six (6) months in the event that it determines that payment at the time otherwise required hereunder would be adverse to the best interests of the Company), it being understood that in no event shall Purchaser be required to pay or cause to be paid the Purchaser Termination Fee on more than one occasion, and such Purchaser Termination Fee shall be paid by the Company as a one-time special dividend in respect of the Shares. Notwithstanding anything to the contrary in this Agreement or otherwise, and other than as provided in Section 7.3(c), each of the parties hereto expressly acknowledges and agrees that (i) the Company’s right to receive the Purchaser Termination Fee pursuant to this Section 7.3 in the circumstances in which it is payable shall be the sole and exclusive monetary remedy of the Company against Purchaser or Merger Sub for any and all liabilities, claims, losses, damages, obligations, costs or expenses (in each case whether at law or in equity, whether in contract, tort, statute or otherwise) actually or allegedly suffered or incurred, directly or indirectly arising out of or in connection with this Agreement, the documents related thereto, or the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof), or any matter forming the basis for any such termination (all such documents, transaction and matters, collectively, the “Transaction Matters”), and (ii) upon such termination by the Company or Purchaser, as applicable, and payment of the Purchaser Termination Fee, neither the Company nor any other Person shall be entitled to bring or maintain any action, claim or proceeding against Purchaser or Merger Sub, and neither Purchaser nor Merger Sub shall have any further liability or obligation, in each case directly or indirectly relating to, or arising out of, the Transaction Matters.

(b) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated herein, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if Purchaser fails to timely pay or cause to be paid any amount due pursuant to this Section 7.3, and, in order to obtain the payment, the Company commences an Action which results in a judgment against Purchaser for the payment set forth in this Section 7.3, Purchaser shall pay or cause to be paid to Company its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received (the Purchaser Termination Fee, together with such reimbursable costs and expenses and accrued interest, the “Termination Payments”).

(c) For the avoidance of doubt, nothing in this Section 7.3 (including the last sentence of Section 7.3(a)) shall limit Company’s right to seek, maintain or obtain an action for an injunction or injunctions, specific performance or other equitable relief pursuant to, and on the terms and conditions set forth in, Section 8.4 (to the extent available thereunder) at any time prior to the valid termination of this Agreement pursuant to Section 7.1; provided, that the Company shall not be entitled to both (i) the receipt and maintenance of the Termination Payments and (ii) specific performance of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.2 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (electronically or otherwise) to the other parties.

Section 8.3 Governing Law; Jurisdiction. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.3, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.6.

Section 8.4 Remedies; Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) Each party hereto further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party hereto has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction or injunctions, specific performance or other equitable remedies to enforce Purchaser’s obligation to cause the Closing to occur (but not the right of the Company to seek an injunction or injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that those other conditions would be capable of being satisfied if the Closing were on such date) at the time when the Closing would have been required to occur, (ii) the Financing or any Alternative Financing has been funded (including into escrow) in accordance with the terms thereof or would be required to be so funded in accordance with the terms thereof at the Closing if the Closing otherwise occurs, (iii) the Company has irrevocably confirmed by written notice to Purchaser that (A) all conditions in Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that those other conditions would be capable of being satisfied if the Closing were on such date) or the Company is willing to waive any unsatisfied conditions set forth in Section 6.2 (to the extent permitted by applicable Law), and (B) that the Company is ready, willing and able to take such actions required of them by this Agreement to cause the Closing to occur and will take such actions at the Closing and (iv) Purchaser has failed to consummate the Closing prior to the third (3) Business Day following the delivery of such confirmation.

Section 8.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) MAKES THIS WAIVER VOLUNTARILY AND (c) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

Section 8.6 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by reliable overnight delivery service (with proof of service), hand delivery, email or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Purchaser or Merger Sub:

Pzena Investment Management, LLC

320 Park Avenue, 8th Floor

New York, NY 10022

Attention     Richard S. Pzena

Email:         pzena@pzena.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10011-2163

Attention:     Scott Golenbock

Email:           SGolenbock@milbank.com

To the Company:

Pzena Investment Management, Inc.

320 Park Avenue, 8th Floor

New York, NY 10022

Attention Special Committee of the Board of Directors

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     Andrew J. Nussbaum

            Nicholas G. Demmo

Email:           ajnussbaum@wlrk.com

            ngdemmo@wlrk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered or received.

Section 8.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 8.7 shall be null and void ab initio.

Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the exhibits and schedules hereto and the Voting Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for (i) after the Effective Time, the right of the holders of the Common Stock to receive the Merger Consideration in accordance with Article II and (ii) Section 5.9 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.10 Amendments; Waivers. At any time prior to the Effective Time and subject to Section 8.15, whether before or after the adoption of this Agreement by the stockholders of the Company or the managing member of the Merger Sub, any provision of this Agreement may be amended (by action taken or authorized by their respective boards of directors or managing member, in the case of Company and Merger Sub, respectively) or waived if, and only if, such amendment or waiver is in writing and signed by the Company and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after receipt of the Company Stockholder Approvals or the adoption of this Agreement by the managing member of Merger Sub, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require further approval of the stockholders of the Company or the managing member of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the managing member of Merger Sub, as applicable.

Section 8.11 Special Committee Approval. No amendment or waiver of any provision of this Agreement, and no decision, confirmation or determination by the Company shall be made, approval or consent granted by the Company, or any other action taken by the Company or the Company Board under or with respect to this Agreement without first obtaining the approval of the Special Committee. Any purported action taken in violation of this Section 8.11 shall be null and void ab initio.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14 Obligations of Merger Sub. Whenever this Agreement requires a Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause such Merger Sub to take such action.

Section 8.15 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement or the Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal Action to the exclusive jurisdiction of such court, (b) agrees that any such legal Action shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in the Commitment Letter or other applicable definitive document relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Commitment Letter or in any definitive documentation related to the Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the Laws of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal Action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of its subsidiaries or any of their respective controlled Affiliates or representatives relating to or arising out of this Agreement or the Financing (subject to the last sentence of this Section 8.15) and (e) agrees that the Financing Parties are express third party beneficiaries of, and may rely upon and enforce, any of the provisions of this Section 8.15 and that this Section 8.15 may not be amended in a manner materially adverse to the Financing Parties without the written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 8.15 shall in any way limit or modify the rights and obligations of Purchaser under this Agreement or any Financing Party’s obligations to Purchaser under the Commitment Letter or the rights of the Company and its Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.

Section 8.16 Definitions. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“Acquisition Proposal” has the meaning set forth in Section 5.3(e).

“Action” has the meaning set forth in Section 5.9(b).

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise; provided that Purchaser shall not be considered an Affiliate of the Company (and vice versa).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(a).

“Alternative Financing” has the meaning set forth in Section 5.10(c).

“Book-Entry Shares” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized or required by Law to be closed.

“Central Bank” means the Central Bank of Ireland, or any successor thereto.

“Certificate of Formation” has the meaning set forth in Section 1.5.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.2(a).

“Change of Recommendation” has the meaning set forth in Section 5.3(c).

“Class A Common Stock” has the meaning set forth in Section 3.2(a).

“Class B Common Stock” has the meaning set forth in Section 3.2(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(b)(iii).

“Commitment Letter” has the meaning set forth in Section 4.6.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 3.4(a).

“Company Benefit Plans” means all written employee or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, equity or equity related, deferred compensation, vacation, stock purchase, stock option, stock incentive, severance, employment, change of control or fringe benefit plan, program or agreement (other than any Multiemployer Plan and Company Foreign Plan), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries.

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Company Deferred Stock Award” means an award of deferred stock units that correspond to Shares issued under the Company Nonemployee Director Deferred Compensation Plan.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Foreign Plan” means each material written plan, program or Contract that is subject to or governed by the Laws of any jurisdiction other than the United States, and that would have been treated as a Company Benefit Plan had it been a United States plan, program or Contract.

“Company Material Adverse Effect” means any fact, development, circumstance, change, event, condition, occurrence or effect that, individually or in the aggregate, has had a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided that none of the following, and no fact, development, circumstance, change, event, condition, occurrence or effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or is reasonably likely to occur: (a) any changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (b) any changes after the date hereof in conditions generally affecting the industries in which the Company or any of its Subsidiaries engages, (c) any reduction, in and of itself, in the assets under management of the Company or any of its Subsidiaries, (d) any decline, in and of itself, in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood and agreed that this clause (d) shall not preclude Purchaser from asserting that any facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (e) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that this clause (e) shall not preclude Purchaser from asserting that any facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (f) the execution and delivery of this Agreement, the public announcement or the pendency of this Agreement, (g) any changes after the date hereof in any applicable Law or GAAP (or interpretations thereof), (h) any action or omission of the Company or any of its Subsidiaries at the written direction or written request of Purchaser or Merger Sub in its capacity as such (and not by any Person in any other capacity) pursuant to the terms of this Agreement or (i) any hurricane, earthquake, flood or other natural or man-made disaster, act of God, or any epidemic, pandemic, disease, outbreak, health emergency or crisis (including with respect to or as a result of COVID-19 or changes arising out of the implementation of COVID-19 Measures), except in the case of each of clauses (a), (b), (g) or (i), to the extent that any such fact, circumstance, change, event, occurrence or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such fact, circumstance, change, event, occurrence or effect has on other companies primarily operating in the industry in which the Company and its Subsidiaries engage.

“Company Material Contracts” has the meaning set forth in Section 3.16(a).

“Company Meeting” has the meaning set forth in Section 5.5.

“Company Option” means an option to purchase Shares.

“Company Permits” has the meaning set forth in Section 3.8(b).

“Company Phantom Shares” means phantom Shares issued under the Company Equity Incentive Plan or any other Company Benefit Plan (excluding the Company Nonemployee Director Deferred Compensation Plan).

“Company Recommendation” has the meaning set forth in Section 3.3(b).

“Company Restricted Shares” means unvested restricted Shares issued under the Company Equity Incentive Plan or any other Company Benefit Plan (excluding the Company Nonemployee Director Deferred Compensation Plan).

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Stockholder Approvals” has the meaning set forth in Section 3.19.

“Contract” means any note, bond, debenture, mortgage, indenture, lease, agreement or other contract.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control Prevention and the World Health Organization, in each case in connection with or in response to COVID-19, including the CARES Act and the Families First Act.

“Debt Letters” has the meaning set forth in Section 4.6(a).

“Deferred Stock Award Consideration” has the meaning set forth in Section 2.3(b).

“Definitive Agreements” has the meaning set forth in Section 5.10(a).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.1(c).

“Effective Time” has the meaning set forth in Section 1.3.

“Environmental Law” has the meaning set forth in Section 3.9(b).

“ERISA” mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“Fair Value” has the meaning set forth in Section 4.10(d).

“Fee Letter” has the meaning set forth in Section 4.6(a).

“Fiduciary Shares” means any Shares owned by Purchaser, the Company or any of their direct or indirect Subsidiaries (i) in such Person’s fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account, (ii) in the context of ordinary course brokerage, asset management, research or similar activities of such Person, or (iii) in connection with such Person’s transactions that are undertaken by pension funds or employee benefit programs.

“Financing” has the meaning set forth in Section 4.6(a).

“Financing Amounts” has the meaning set forth in Section 4.6(c).

“Financing Entities” has the meaning set forth in the definition of “Financing Parties.”

“Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Purchaser or any of its Subsidiaries Financing pursuant to the Commitment Letter (the “Financing Entities”), and their respective Representatives and other Affiliates; provided that neither Purchaser nor any Affiliate thereof shall be a Financing Party.

“GAAP” means United States generally accepted accounting principles.

“Governmental Consents” has the meaning set forth in Section 5.6(a).

“Governmental Entity” means any federal, state, local, municipal or foreign government, any court, tribunal, administrative agency or commission or other governmental or quasi-governmental or other regulatory authority or agency, whether federal, state, local, municipal, foreign or supranational, or any arbitral body or the NYSE.

“Hazardous Substance” has the meaning set forth in Section 3.9(c).

“HSR Act” has the meaning set forth in Section 3.4(a).

“Indemnified Party” has the meaning set forth in Section 5.9(b).

“Intellectual Property” has the meaning set forth in Section 3.14(a).

“Intervening Event” has the meaning set forth in Section 5.3(g).

“Irish Acquiring Transaction Notification” means a notification required to be made in relation to PIM Europe to the Central Bank in connection with the Merger.

“Irish Bank Approval” means, following the submission of the Irish Acquiring Transaction Notification to the Central Bank, any of the following events having occurred with respect to such Irish Acquiring Transaction Notification: (a) the Central Bank having given notice that it does not oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing pursuant to the UCITS Regulations; (b) the relevant assessment period within which the Central Bank may consider the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing, having expired, without the Central Bank having given notice in writing that it opposes the proposed acquisition, as contemplated by Regulation 21(13) of the MiFID Regulations; (c) the Central Bank having given notice that it does not oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing subject to any conditions, undertakings or requirements specified by the Central Bank to Purchasers (that are in form and substance satisfactory to Purchaser, in the case of any conditions, undertakings or requirements applicable to the Purchasers) pursuant to the UCITS Regulations; or (d) the Central Bank confirming that it opposes the acquisition by Purchaser (or any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing, following which Purchaser appeals that decision in accordance with the UCITS Regulations or any other applicable Law, and the Irish Financial Services Appeals Tribunals remits the matter for further consideration to the Central Bank pursuant to section 57(Z)(2)(d) of the Central Bank Act 1942, and the Central Bank thereafter indicates that it does not intend to oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing.

“Irish Relevant Acquisition” has the meaning ascribed to it in Regulation 19(a) of the MiFID II Regulations which apply by virtue of Regulation 21(2) of the UCITS Regulations.

“Knowledge” means (a) with respect to Purchaser, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 8.16 of the Purchaser Disclosure Letter and (b) with respect to the Company, the actual knowledge, after reasonably inquiry, of the individuals listed on Section 8.16 of the Company Disclosure Letter.

“Law” or “Laws” means all applicable laws, statutes, constitutions, rules, regulations, judgments, rulings, orders and decrees of any Governmental Entity.

“Lien” means any mortgage, pledge, title defects, claims, charges, security interest, encumbrance or liens of any kind or nature.

“LLC Act” has the meaning set forth in the Recitals.

“Managing Member” means the Company, in its capacity as the Managing Member under the Amended and Restated Operating Agreement of Purchaser, dated as of December 30, 2019.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“MiFID Regulations” means the European Union (Markets in Financial Instruments) Regulations 2017.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“Ontario Securities Commission Clearance” means the non-objection from the Ontario Securities Commission to the acquisition by certain principal shareholders of Purchaser pursuant to Section 11.9 of National Instrument 31-103.

“Operating Agreement” has the meaning set forth in Section 1.5.

“Option Consideration” has the meaning set forth in Section 2.3(a).

“Outside Date” has the meaning set forth in Section 7.1(b)(i).

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Permitted Lien” means (a) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and delinquent, the amount or validity of which are being contested in good faith or for which adequate accruals or reserves have been established, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business which are being contested in good faith or for which adequate accruals or reserves have been established, (c) zoning, entitlements, building codes or other land use or environmental regulations, ordinances or legal requirements imposed by any Governmental Entity, (d) any state of facts which an accurate survey or inspection of the real property owned or leased by the Company and its Subsidiaries would disclose and which, individually or in the aggregate, would not constitute a Company Material Adverse Effect, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any real property owned or leased by the Company and its Subsidiaries issued by a title company and delivered or otherwise made available to Purchaser, (f) statutory Liens in favor of lessors arising in connection with any property leased to the Company and its Subsidiaries, (g) any defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and any mining reservations, rights, licenses and leases, which, in each case, would not constitute a Company Material Adverse Effect, (h) Liens that are disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet) or (i) Liens that, individually or in the aggregate, would not be reasonably expected to materially detract from the value of any of the property, rights, or assets of the business of the Company and its Subsidiaries, taken as a whole.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“PIM Europe” means Pzena Investment Management Europe Limited.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Premium Cap” has the meaning set forth in Section 5.9(c).

“Prohibited Modifications” has the meaning set forth in Section 5.10(b).

“Proxy Statement” has the meaning set forth in Section 3.12.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Approvals” has the meaning set forth in Section 4.3(a).

“Purchaser Disclosure Letter” has the meaning set forth in Article IV.

“Purchaser Termination Fee” has the meaning set forth in Section 7.3(a).

“Regulatory Law” has the meaning set forth in Section 5.6(c).

“Representatives” has the meaning set forth in Section 5.3(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedule 13E-3” has the meaning set forth in Section 5.4(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” means each share of Class A Common Stock.

“Software” means all (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in object code and source code formats, and (b) databases and compilations, including all data and collections of data, whether machine readable or otherwise.

“Special Committee” has the meaning set forth in the Recitals.

“Stockholder Approval” has the meaning set forth in Section 3.19.

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner or managing member (excluding investment partnerships or collective investment vehicles in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). For purposes of this definition, “voting securities” with respect to any Subsidiary means common stock or other securities having the power to vote for the election of directors, managers or other voting members of the governing body of such Subsidiary.

“Superior Proposal” has the meaning set forth in Section 5.3(f).

“Surviving Company” has the meaning set forth in Section 1.1.

“Tax Contest” has the meaning set forth in Section 3.13(b).

“Tax Return” has the meaning set forth in Section 3.13(b).

“Taxes” has the meaning set forth in Section 3.13(b).

“Termination Payments” has the meaning set forth in Section 7.3(b).

“Transaction Matters” has the meaning set forth in Section 7.3(a).

“Unaffiliated Stockholder Approval” has the meaning set forth in Section 3.19.

“UCITS Regulations” means the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations 2011.

“Voting Agreement” has the meaning set forth in the Recitals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

PZENA INVESTMENT MANAGEMENT, LLC

By: Pzena Investment Management, Inc., its Managing Member

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

PANDA MERGER SUB, LLC

By: Pzena Investment Management, LLC, its Managing Member

By: Pzena Investment Management, Inc., its Managing Member

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 26, 2022, by and among Pzena Investment Management, Inc., a Delaware corporation (the “Corporation”) on the one hand, and Richard S. Pzena, John P. Goetz, William L. Lipsey, Chenyu Caroline Cai, and Allison Fisch (collectively, the “Stockholders”), on the other hand.

WHEREAS, each Stockholder is a stockholder of the Corporation;

WHEREAS, as of the date hereof, the Stockholders are collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 225,307 shares of Class A common stock of the Corporation (the “Class A Original Shares”) and 28,652,157 Class B Partnership Interests in Pzena Investment Management, LP, a Delaware Limited Partnership (“PIM LP” and such interests the “Class B PIM LP Interests”), which they were issued in exchange for shares of Class B common stock of the Corporation (the “Class B Original Shares” and collectively with the Class A Original Shares and Class B PIM LP Interests, the “Original Shares” and, together with (i) any additional shares of common stock of the Corporation, (ii) any additional Class B PIM LP Interests, and (iii) any securities convertible into or exercisable for shares of common stock of the Corporation or Class B PIM LP Interests, in each case, that may be acquired, directly or indirectly, by the Stockholders after the date hereof, the “Subject Shares”);

WHEREAS all holders of Class B common stock of the Corporation (“Class B Stock”), including PIM LP, have entered into a Class B Stockholders’ Agreement, dated as of October 30, 2007 (the “Class B Stockholders’ Agreement”), which provides for a preliminary vote of the holders of Class B Stock prior to any vote of the stockholders of the Corporation (the “Preliminary Stock Vote”) and which requires each holder of Class B Stock to vote with respect to all the shares of Class B Stock held by such holder on all matters in which action is proposed to be taken in accordance with the vote of the majority of the shares of Class B common stock present and voting in the Preliminary Stock Vote;

WHEREAS, pursuant to the Class B Stockholders’ Agreement, each holder of Class B Stock irrevocably made, constituted and appointed Richard S. Pzena, with full power of substitution, as his, her or its true attorney-in-fact and agent, for and in his, her or its name, place and stead, to act as his, her or its proxy to (i) vote the Class B Stock then owned by such holder at any meeting of stockholders of the Corporation in accordance with the Preliminary Stock Vote and (ii) vote the Class B Stock then owned by such holder in such proxy holder’s discretion upon any other business which is not presented in the notice of such meetings but properly comes before such meetings;

WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of PIM LP (the “LPA”), prior to any vote of the stockholders of the Corporation, the limited partners shall hold a preliminary vote (the “Preliminary LP Vote”) directing the general partner of PIM LP how to vote with respect to any action called to vote at any meeting of the stockholders of the Corporation;

WHEREAS, pursuant to the LPA, PIM LP will vote the shares of Class B Stock it holds based on the majority vote resulting from the Preliminary LP Vote, which shares or units shall be voted in a block;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Corporation has entered into an Agreement and Plan of Merger, by and among the Corporation, PIM LLC and Panda Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, the Corporation will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity in such merger (the “Merger”);

WHEREAS, in order to induce the Corporation to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) Each Stockholder agrees to vote (or cause the holder of record on any applicable record date to vote), in person or by proxy, all of their Subject Shares in connection with any meeting of the stockholders of the Corporation or of the limited partners of PIM LP, as applicable (including any adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of the Corporation or limited partners of PIM LP, as applicable, (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of the Corporation in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Corporation to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Corporation; or (B) any action that would reasonably be expected to prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or that would otherwise be inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, each Stockholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing. Each Stockholder shall be present (in person or by proxy) at any meeting of the stockholders of the Corporation or of the limited partners of PIM LP (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

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(b) In furtherance of the foregoing, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Richard S. Pzena, Joan F. Berger and Geoff Bauer, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or grant a written consent in respect of all of such Stockholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the Subject Shares, on the matters and in the manner specified in Section 1.1(a). Each Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by the Corporation, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL or with the provisions of Section 15-123 of the Delaware Revised Uniform Partnership Act until the termination of this Agreement in accordance with Section 2.1. Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. Each Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Subject Shares (other than each Stockholder’s appointment of Richard S. Pzena as his, her or its attorney-in-fact, agent and proxy under Section 1.2(b) of the Class B Stockholders’ Agreement, which, for the avoidance of doubt, shall remain irrevocable and binding).

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder, each Stockholder agrees not to, directly or indirectly, (a) transfer (which term shall include any sale, assignment, tender, gift, pledge, distribution, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except for a transfer for estate or tax planning purposes where the transferee or third party agrees in writing with the Corporation to be bound by the terms hereof, subject to the consent of the Corporation (not to be unreasonably withheld)), or create or permit to exist any Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”) that would prevent such Stockholder from voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any such Subject Shares; (b) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take or permit any other action that would, or would reasonably be expected to, restrict, limit or interfere, in any way, with the performance of its obligations hereunder or the transactions contemplated hereby (any of the

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actions set forth in clauses (a) through (e) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to an Acquisition Proposal being referred to in this Agreement as a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. To the extent a Stockholder’s Subject Shares are represented by certificates, such Stockholder shall make available to the Corporation such certificates in order for the Corporation to mark such certificates with legends required by the DGCL regarding the foregoing Transfer restrictions. If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by the Corporation of Stockholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any (i) press release, the Proxy Statement and any other disclosure document or (ii) consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees to give to the Corporation as promptly as practicable any information related to the foregoing that the Corporation may reasonably request for the preparation of any such disclosure documents. Each Stockholder agrees to notify the Corporation as promptly as practicable of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.4 Changes to Subject Shares. Each Stockholder agrees that all shares of common stock of the Corporation that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of Company Options, or any interests in PIM LP issued for a corresponding share of common stock of the Corporation, shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any stock dividend or distribution, or any change to the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. Each Stockholder hereby agrees, while this Agreement is in effect, to notify the Corporation promptly in writing of the number and description of any additional Subject Shares of which such Stockholder acquires beneficial ownership or ownership of record.

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Section 1.5 Representations and Warranties. Each Stockholder represents and warrants to the Corporation as follows:

(a) Schedule A hereto sets forth a complete and accurate schedule of each Stockholder and the number of such Stockholder’s Original Shares subject hereto.

(b) Such Stockholder (i) is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to such Stockholder’s Subject Shares, free and clear of any and all Encumbrances except for Encumbrances arising (A) hereunder or (B) any restrictions on transfer imposed by applicable federal or state securities laws; (ii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement; and (iii) has not entered into any agreement to Transfer any Subject Shares.

(c) This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Corporation, constitutes a legal, valid and binding agreement of each Stockholder enforceable against each Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(d) The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of, or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Stockholder is a party or by which the Subject Shares are bound; or (ii) conflict with, violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree of any federal, state, local or foreign statute or Law applicable to Stockholder or any of the Subject Shares.

(e) The execution and delivery of this Agreement by each Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require any Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports (or amendments thereto) with the SEC.

(f) As of the date hereof, there is no Action pending against such Stockholder, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to restrict, impair or prohibit the performance by such Stockholder of its obligations under this Agreement.

(g) Each Stockholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Each Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

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ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Stockholders to:

320 Park Avenue, 8th Floor

New York, NY 10022

and

(ii) if to the Corporation, in accordance with Section 8.6 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

(b) At any time prior to the Effective Time, the parties may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power

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or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of law principles of the State of Delaware.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware federal court within the State of Delaware), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby for any reason other than the failure to serve process in accordance with this Section 2.8, and irrevocably waive the defense of an inconvenient forum or an improper venue to the maintenance of any such action or proceeding. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 2.2. The consents to jurisdiction set forth in this Section 2.8 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 2.8 and shall not be deemed to confer rights on any person other than the parties. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and irrevocably waives any and all right to trial by jury with respect to any action related to or arising out of this Agreement.

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(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an Injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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Section 2.12 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Corporation shall be deemed to make any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the beneficial owner of the Subject Shares and nothing herein shall limit or prohibit any Stockholder or any of its representatives, in his or her capacity as an officer or director of the Corporation, from taking any action or failing to take any action in such capacity.

Section 2.13 Waiver of Appraisal Rights. To the full extent permitted by Law, each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that such Stockholder may have, directly or indirectly, by virtue of the ownership of any Subject Shares, or may acquire in connection with the Merger.

Section 2.14 Regulatory Filings. To the extent any filing under the HSR Act is required to be made by any Stockholder, each such Stockholder shall make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by or related to the Merger Agreement as promptly as practicable after the date of this Agreement and shall use its reasonable best efforts to cooperate in good faith with the Corporation to obtain the necessary clearance under the HSR Act. Each such Stockholder shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. Without limiting the foregoing, each such Stockholder shall not, and shall cause his or her controlled affiliates not to, without the prior written consent of the Corporation, extend (or take any action with the effect of extending) any waiting period or comparable period under the HSR Act. Prior to making any application to or filing with any Governmental Entity in connection with the transactions contemplated by or related to the Merger Agreement, each party hereto will provide the other party with any information or documents that the other party may reasonably require to prepare any such filing or application. In addition, each Stockholder agrees to (i) use his or her reasonable best efforts to make all applications, submissions, requests and filings necessary in order to obtain any other Governmental Consents (or any other consents or approvals of any Governmental Entity), including the Ontario Securities Commission Clearance (as defined in the Merger Agreement), required to be made or obtained by him or her, if any, in connection with the transactions contemplated hereby or by the Merger Agreement, (ii) to provide all information regarding himself or herself (or any of their related or affiliated parties) necessary in connection with the applications, submissions, requests or filings by the Company, Purchaser or any of their Subsidiaries in order to obtain any other Governmental Consents, including the Ontario Securities Commission Clearance, and (iii) to take all actions reasonably related thereto and reasonably necessary in order to obtain any other Governmental Consent (or such other consents or approvals of any Governmental Entity), including the Ontario Securities Commission Clearance, required to be made or obtained by him or her. Each Stockholder agrees to take such actions within the timeframes contemplated by Section 5.6 of the Merger Agreement.

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Section 2.15 Special Committee Approval. No amendment or waiver of any provision of this Agreement, and no decision, confirmation or determination shall be made, approval or consent granted, or any other action taken, by the Corporation under or with respect to this Agreement without first obtaining the approval of the Special Committee of the Board of Directors of the Corporation. Any purported action taken in violation of this Section 2.15 shall be null and void ab initio.

Section 2.16 Further Assurances; Cooperation. Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform its obligations under this Agreement. Each Stockholder agrees not to (a) take any action, or fail to take any action within his or her reasonable control, that would be reasonably likely to adversely affect or delay the ability of such Stockholder to comply with and perform its covenants and agreements under this Agreement and (b) purchase or otherwise acquire, directly or indirectly, any additional shares of Class A common stock of the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

RICHARD S. PZENA:

/s/ Richard S. Pzena
Richard S. Pzena

JOHN P. GOETZ:

/s/ John P. Goetz
John P. Goetz

WILLIAM L. LIPSEY:

/s/ William L. Lipsey
William L. Lipsey

CHENYU CAROLINE CAI:

/s/ Chenyu Caroline Cai
Chenyu Caroline Cai

ALLISON FISCH:

/s/ Allison Fisch
Allison Fisch

[Signature Page to Voting Agreement]

SCHEDULE A

	Class A Original Shares	Class B Original Shares
Richard Pzena	106	17,547,719
John Goetz	—	5,209,084
Bill Lipsey	4,700	4,576,514
Caroline Cai	178,598	940,133
Allison Fisch	41,903	378,707

Exhibit 10.2

Execution Version

July 26, 2022

Pzena Investment Management, LLC

Senior Credit Facility

Commitment Letter

Pzena Investment Management, LLC

320 Park Avenue, 8th Floor

New York, New York 10022

Attention: Chief Financial Officer

Ladies and Gentlemen:

Pzena Investment Management LLC (“Borrower” or “you”) has advised JPMorgan Chase Bank, N.A. (“JPMorgan”, “we”, “us” or the “Commitment Party”), that it proposes to acquire all of the issued and outstanding shares of Class A common stock, par value $0.01 per share, of Pzena Investment Management, Inc. (“PIM Inc.”) pursuant to a merger of PIM Inc. with and into a wholly owned subsidiary of the Borrower (“Merger Sub”, and such transaction, the “Acquisition”), all pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Acquisition Agreement”) by and among you, Merger Sub and PIM Inc. All references to “dollars” or “$” in this agreement and the annexes and any other attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars. Capitalized terms used but not defined in this Commitment Letter shall have the meaning assigned to them in the Annexes attached hereto.

We understand that the sources of funds required to fund the consideration payable under the Acquisition Agreement, to pay Transaction Costs (as defined below) and, if applicable, to provide ongoing working capital requirements of the Borrower and its subsidiaries following the Transactions (as defined below) will include a $200 million term loan facility (the “Facility”) as described in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).

As used herein, the term “Transactions” means the Acquisition, the entering into of this Commitment Letter, the entering into of the Facility and the initial borrowing thereunder and the payments of fees, commissions and expenses in connection with each of the foregoing (such fees, commissions and expenses, the “Transaction Costs”).

In connection with the foregoing, upon the terms described in the Term Sheet, and subject solely to the Specified Conditions (as defined below), JPMorgan (the “Initial Lender”) is pleased to advise you of its commitment to provide 100% of the aggregate principal amount of the Facility.

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1.	Titles and Roles

It is agreed that JPMorgan will act as the sole and exclusive Administrative Agent (in such capacity, the “Administrative Agent”), and that JPMorgan will act as the sole and exclusive lead arranger and bookrunner (in such capacities, the “Lead Arranger”) for the Facility; provided that the Borrower agrees that JPMorgan may perform its responsibilities hereunder through its affiliate, J.P. Morgan Securities LLC. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly contemplated by the Term Sheet and that certain Fee Letter, dated as of the date hereof, by and among the Borrower and the Commitment Party (the “Fee Letter”) will be paid in connection with the Facility unless you and we shall so agree.

2.	Syndication

We intend to syndicate the Facility to a group of financial institutions (together with the Initial Lender, the “Lenders”) identified by us in consultation with you and reasonably acceptable to the Lead Arranger and you. The Lead Arranger intends to commence syndication efforts promptly, and you agree to assist the Lead Arranger in a syndication of the Facility that is reasonably satisfactory to the Lead Arranger and you until the date that is the earlier of (a) 45 days after the Closing Date and (b) the date on which Successful Syndication (as defined in the Fee Letter) is achieved (such date, the “Syndication Date”). Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) the hosting, with JPMorgan, of one or more meetings of prospective Lenders and (d) as set forth in the next paragraph, assistance in the preparation of materials to be used in connection with the syndication (collectively with the Term Sheet, the “Information Materials”). You hereby authorize the Lead Arranger to download copies of the Borrower’s trademark logos from its website and post copies thereof and any Information Materials to a deal site on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Lead Arranger to be its electronic transmission system (an “Electronic Platform”) established by the Lead Arranger to syndicate the Facility, and to use the Borrower’s trademark logos on any confidential information memoranda, presentations and other marketing materials prepared in connection with the syndication of the Facility or, with your consent (which consent not to be unreasonably withheld, conditioned or delayed), in any advertisements that we may place after the closing of the Facility in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at their own expense describing its services to the Borrower hereunder. You also understand and acknowledge that we may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Facility. Notwithstanding the Lead Arranger’s right to syndicate the Facility and receive commitments with respect thereto, unless you agree in writing (i) the Initial Lender will not be relieved, released or novated from all or any portion of its commitments hereunder with respect to the Facility until the initial funding under such Facility has occurred on the date of the consummation of the Acquisition (the date of such funding, the “Closing Date”), (ii) the Initial Lender may not assign or transfer all or any portion of its commitments hereunder until the initial funding of the Facility on the Closing Date has occurred and (iii) the Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments hereunder, including all rights with respect to consents, modifications, waivers and amendments, until the initial funding of the Facility on the Closing Date has occurred. Notwithstanding the foregoing, the Commitment Parties shall not syndicate to Disqualified Institutions (defined below). Without limiting your obligations to assist with syndication efforts as set forth herein, the Initial Lender agrees that neither commencement nor completion of such syndication nor compliance with any provision of this Section 2 is a condition to its commitments hereunder. Notwithstanding anything to the contrary in the foregoing, you will not be required to provide any information to the extent that provisions thereof would violate any attorney client

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privilege, law, rule or regulation or any obligation of confidentiality on, or waive any privilege that may be asserted by, you or any of your affiliates, provided that in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arranger that such information is being withheld and, in the case of any information withheld due to the application of any confidentiality obligation, use your commercially reasonable efforts to obtain consent to provide such information.

“Disqualified Institutions” means each of the following: (a) certain banks, financial institutions and other institutional lenders and investors that are separately identified in writing (when used in this definition, identification by you to us) prior to the date of this Commitment Letter, and any affiliate thereof other than a bona fide debt fund affiliate (as defined below) that is either (i) clearly identifiable solely on the basis of similarity of its name or (ii) identified in writing from time to time; and (b) persons who are engaged (directly or through a controlled subsidiary or portfolio company) in a substantially similar line of business as the Borrower and its subsidiaries and are separately identified in writing by you to us (or, if after the Closing Date, the Administrative Agent) from time to time, and any affiliate thereof (other than a bona fide debt fund affiliate) that is either (i) clearly identifiable solely on the basis of similarity of its name or (ii) identified in writing by you to us (or, if after the Closing Date, the Administrative Agent) from time to time (each, a “Competitor”); provided that, with respect to any identification of a Disqualified Institution after the date of this Commitment Letter, (x) if any person (or affiliate thereof) so designated has acquired a loan or commitment under the Facility prior to such designation or is party to a pending trade, such designation shall not invalidate such assignment or trade (and such person shall be a Lender to the extent it continues to hold such loan or commitment), but further assignments and participations to such person shall be prohibited and (y) if a Disqualified Institution so designated has acquired a participation in the Facility prior to such designation (and is not already disqualified under clause (a)(i) or (b)(i)) such designation shall not invalidate such participation, but further assignments and participations to such person shall be prohibited; provided, further that any additional Disqualified Institutions identified in writing shall not become effective until the third business day following receipt thereof by the Commitment Party (or Administrative Agents, as applicable) from you. For purposes of the foregoing, a “bona fide debt fund affiliate” of a Competitor or an affiliate is a debt fund, investment vehicle, regulated bank entity or unregulated entity primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business for financial investment purposes and with respect to which no personnel involved with the investment in the relevant Competitor, or the management, control or operation thereof, directly or indirectly, possesses the power to direct or cause the investment policies of such fund, vehicle or entity.

You will assist us in preparing Information Materials, including but not limited to a Confidential Information Memorandum or lender slides, for distribution to prospective Lenders. If requested, you also will assist us in preparing an additional version of the Information Materials (the “Public-Side Version”) to be used by prospective Lenders’ public-side employees and representatives (“Public-Siders”) who do not wish to receive material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower, its affiliates and any of their respective securities (“MNPI”) and who may be engaged in investment and other market related activities with respect to the Borrower’s or its affiliates’ securities or loans. Before distribution of any Information Materials, you agree to execute and deliver to us (i) a letter in which you authorize distribution of the Information Materials to a prospective Lender’s employees willing to receive MNPI (“Private-Siders”) and (ii) a separate letter in which you

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authorize distribution of the Public-Side Version to Public-Siders and represent that no MNPI is contained therein. You also acknowledge that publishing debt analysts employed by JPMorgan and its affiliates who are Public-Siders may participate in any meetings or telephone conference calls held pursuant to clause (c) of the immediately previous paragraph; provided that such analysts shall not publish any information obtained from such meetings or calls (i) until the syndication of the Facility has been completed upon the making of allocations by JPMorgan and JPMorgan freeing the Facility to trade or (ii) in violation of any confidentiality agreement between you and JPMorgan.

The Borrower agrees that the following documents may be distributed to both Private-Siders and Public-Siders, unless the Borrower advises JPMorgan in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private-Siders: (a) administrative materials prepared by JPMorgan for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets summarizing the Facility’s terms and notification of changes in the Facility’s terms and (c) other materials intended for prospective Lenders after the initial distribution of Information Materials. If you advise us that any of the foregoing should be distributed only to Private-Siders, then Public-Siders will not receive such materials without further discussions with you.

The Borrower hereby authorizes the Lead Arranger to distribute drafts and execution versions of the definitive documentation relating to the Facility (the “Facility Documentation”) to Private-Siders and Public-Siders.

As the Lead Arranger, JPMorgan will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In acting as the Lead Arranger, JPMorgan will have no responsibility other than to arrange the syndication as set forth herein and is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the arrangement of the Facility (including in connection with determining the terms of the Facility) and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person.

3.	Information

To assist the Lead Arranger in its syndication efforts, you agree promptly to prepare and provide to the Lead Arranger all information with respect to the Borrower and the transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and warrant that (a) all written information (other than the Projections and information of general economic or industry specific information) (the “Information”), taken as a whole, that has been or will be made available to the Lead Arranger by you or any of your representatives is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections that have been or will be made available to the Lead Arranger by you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed to be reasonable at the time prepared and at the time such Projections are so furnished to the Lead Arranger (it being understood that projections and forward looking statements by their

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nature are inherently uncertain and are not a guarantee of financial performance, the results reflected in the Projections or forward looking statements may not be achieved and actual results may differ from projections or forward looking statements and such differences may be material). You agree that if at any time prior to the Syndication Date, you become aware that any of the representations in the preceding sentence would not be accurate and complete in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects at such time. Notwithstanding anything to the contrary herein, the accuracy of the foregoing representations shall not be a condition to our obligations hereunder or the funding of the Facilities. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof.

4.	Fees

As consideration for the commitments of the Initial Lender hereunder with respect to the Facility and the agreement of the Lead Arranger to structure, arrange and syndicate the Facility, you agree to pay, or cause to be paid, the fees set forth in the Fee Letter, to the extent and at the time or times earned and payable, as provided for in the Fee Letter.

You agree that, once paid, the fees or any part thereof payable hereunder or under the Fee Letter shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated by this Commitment Letter are consummated, except as otherwise agreed in writing by you and JPMorgan. All fees payable hereunder and under the Fee Letter shall be paid in immediately available funds in U.S. Dollars and shall not be subject to reduction by way of withholding, setoff or counterclaim or be otherwise affected by any claim or dispute related to any other matter. In addition, all fees payable hereunder shall be paid without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, unless otherwise required pursuant to applicable law (in which case, with an appropriate gross-up).

5.	Conditions

The commitments of the Initial Lender hereunder with respect to the Facility, the availability and initial funding of the Facility on the Closing Date and the Lead Arranger’s and the Administrative Agent’s agreements to perform the services described herein are conditioned solely upon the satisfaction (or waiver by the Initial Lender) of conditions set forth in Exhibit B hereto (the “Specified Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments and agreements hereunder (including compliance with the terms of this Commitment Letter, the Fee Letter and the Facility Documentation) other than the Specified Conditions (and upon satisfaction or waiver of the Specified Conditions, each party thereto will execute, deliver and perform the services under the Facility Documentation to which it is a party and the initial funding under the Facility shall occur).

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary,

(i) the only representations and warranties required to be made and the accuracy of which will be a condition to the initial funding under the Facility on the Closing Date shall be

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(A) such of the representations and warranties made by (or with respect to) PIM Inc. and its subsidiaries in Article III of the Acquisition Agreement that are material to the interests of the Lenders (in their capacity as such), but only to the extent that you (or any of your applicable affiliates, other than PIM Inc.) have the right (taking into account any applicable notice or cure provisions) not to consummate the Acquisition or to terminate your (and all of your affiliates’, other than PIM Inc.) obligations under the Acquisition Agreement, in each case as a result of a breach or inaccuracy of such representations and warranties in the Acquisition Agreement (such representations and warranties, but only to such extent, the “Acquisition Agreement Representations”) and

(B) the Specified Representations (as defined below) and

(ii) the terms of the Facility Documentation and the Closing Deliverables shall be in a form such that they do not impair availability and funding of the Facility on the Closing Date if all of the Specified Conditions are satisfied; it being understood that:

(x) other than with respect to any UCC Filing Collateral and Stock Certificates (each as defined below), to the extent any Collateral or any security interest in the Collateral is not provided and/or perfected on the Closing Date after your use of commercially reasonable efforts to do so and without undue burden or expense, the provision and/or perfection of such Collateral or such security interests shall not constitute a condition precedent to the availability of the Facility on the Closing Date but may instead be provided and/or perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed by the parties hereto acting reasonably (but in any event no later than 90 days following the Closing Date, subject to extensions granted by the Administrative Agent (acting in its reasonable discretion)),

(y) with respect to perfection of security interests in UCC Filing Collateral, you shall only be obligated to deliver, or cause to be delivered, on or prior to the Closing Date, necessary Uniform Commercial Code (“UCC”) financing statements to the Administrative Agent and to irrevocably authorize, and to cause the Guarantors to irrevocably authorize, in each case, pursuant to security agreements, the Administrative Agent to file necessary UCC financing statements in your, or such Guarantor’s, jurisdiction of organization (or such U.S. domestic jurisdiction as is otherwise required by the UCC), and

(z) with respect to perfection of security interests in Stock Certificates, you shall only be obligated to use your commercially reasonable efforts to deliver to the Administrative Agent on or prior to the Closing Date Stock Certificates together with undated signed stock powers in blank; provided that the provision and/or perfection of such security interests in such Stock Certificates shall not constitute a condition precedent to the availability of the Facility on the Closing Date, but shall be required to be provided and/or perfected within 10 business days after the Closing Date, subject to extensions granted by the Administrative Agent acting in its reasonable discretion. For purposes hereof,

(1) “Specified Representations” means the representations and warranties of the Borrower and the other Loan Parties to be included in the Facility Documentation as to due organization, organizational power and authority (only as to execution, delivery and performance of the applicable Facility Documentation), the due authorization, execution, delivery and enforceability (against them) of the applicable Facility Documentation, the Facility Documentation not conflicting with charter documents (as in effect upon consummation of the Acquisition), solvency of the Borrower and its subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (determined in a manner consistent with the solvency certificate to be delivered in the form of Annex I to Exhibit A hereto), Federal Reserve margin regulations, Patriot Act, Investment Company Act, use of proceeds of the Facility not violating the OFAC, or FCPA, and the creation, validity, and perfection of security interests and the limitations set forth in the preceding sentence),

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(2) “UCC Filing Collateral” means Collateral, excluding Stock Certificates, consisting solely of assets in which a security interest can be perfected by filing a Uniform Commercial Code financing statement, and

(3) “Stock Certificates” means Collateral consisting of certificated equity interests representing capital stock (or other equivalent equity interests) of the Borrower’s material U.S. subsidiaries (after giving effect to the Acquisition) required as Collateral pursuant to the Term Sheet for which a security interest can be perfected by delivering certificates evidencing such certificated equity interests. Without limiting the conditions precedent set forth herein to funding, the Commitment Parties will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Facility in a manner consistent with the Acquisition Agreement. The provisions of clauses (i) and (ii) of this Section 5 shall be referred to herein as the “Certain Funds Provisions.”

6.	Limitation of Liability, Indemnity, Settlement, Expenses

(a) Limitation of Liability.

You agree that (i) no Commitment Party nor any of its affiliates or controlling persons or any of the respective officers, directors, partners, trustees, employees, advisors, shareholders, agents and representatives of any of the foregoing or any of their successors and permitted assigns (each, a “Commitment Party Related Person”) shall have any liability (whether direct or indirect, in contract, tort, equity or otherwise) to you, the Borrower’s other subsidiaries or affiliates or to your or their respective equity holders or creditors or any other person arising out of, related to or in connection with any aspect of this Commitment Letter, the Fee Letter, the Facility or any of the Transactions, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct of, or a material breach of funding obligations under this Commitment Letter or the Facility Documentation by, such Commitment Party Related Person and (ii) no Commitment Party Related Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Commitment Party Related Person or any of its Related Persons (as defined below), as determined by a final, non-appealable judgment of a court of competent jurisdiction. You and your subsidiaries and affiliates shall have no liability for special, indirect, consequential or punitive damages (provided that this provision shall not limit your indemnification obligations set forth below to the extent that such special, indirect, consequential or punitive damages are included in a Proceeding by a third party unaffiliated with any of the Indemnified Persons (as defined below) with respect to which the applicable Indemnified Person is entitled to indemnification as set forth herein).

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(b) Indemnity.

You agree to indemnify and hold harmless the Commitment Party, their respective affiliates and controlling persons and the respective officers, directors, partners, trustees, employees, advisors, shareholders, agents and representatives of each of the foregoing and each of their successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Commitment Letter, the Fee Letter, the Facility, the Facility Documentation or any of the Transactions or the providing or syndication of the Facility (or the actual or proposed use of the proceeds thereof, or any claim, dispute, litigation, investigation or proceeding directly or indirectly arising out of, relating to or in connection with any of the foregoing) (any of the foregoing, a “Proceeding”) regardless of whether or not any Indemnified Person is a party thereto and whether or not such Proceeding is brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person promptly after receipt of written demand, together with reasonable backup documentation, for any reasonable and documented out-of-pocket legal or other expenses (such legal expenses to be limited to one outside counsel for all Indemnified Persons and, if reasonably necessary, a single local counsel for all Indemnified Persons in each jurisdiction for which local counsel is reasonably deemed necessary and, solely in the case of an actual or bona fide potential conflict of interest, one special counsel to each group of similarly situated Indemnified Persons affected by such conflict (including one special local counsel, to the extent an actual or bona fide potential conflict of interest for any local counsel otherwise permitted hereunder) incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or Proceeding; provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable (i) to the extent resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any Related Person of such Indemnified Person or from such Indemnified Person’s (or Related Person’s) material breach of funding and/or confidentiality obligations under this Commitment Letter or the Fee Letter (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (ii) to the extent arising from any dispute solely among Indemnified Persons other than (x) any claims against any Commitment Party or any of its Related Persons in its capacity or in fulfilling its role as arranger, agent or any similar role under any Facility and (y) any claims to the extent arising from any act or omission on the part of you or your affiliates. In the case of a Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective whether or not such Proceeding is brought by you, your or the Acquired Business’s equity holders or creditors or an Indemnified Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any.

(c) Settlement.

You shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Action in respect of which such indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Action and (y) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. You shall not be liable for any settlement of any Action effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent you agree to indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above.

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(d) Expenses.

In addition, you hereby agree to reimburse us upon the initial funding under the Facility for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented legal fees (to be limited to one outside counsel for the Commitment Parties and their affiliated Indemnified Persons (and reasonably necessary local counsel engaged in consultation with you)) and reasonable expenses of the Commitment Parties (including, without limitation, reasonable, out-of-pocket due diligence, printing, reproduction, document delivery, travel and communication costs) incurred in connection with the syndication and execution of the Facility, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Fee Letter and the Facility Documentation and any amendment, modification or waiver of this Commitment Letter and the Fee Letter (or any proposed amendment, modification or waiver) (collectively, “Expenses”); provided that you shall not be required to reimburse any of the Commitment Parties for any Expenses in the event the Closing Date does not occur.

7.	Affiliate Activities, Sharing of Information, Absence of Fiduciary Relationships

The Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits, and be subject to the obligations, of the Commitment Party hereunder. The Commitment Party shall be responsible for its affiliates’ failure to comply with such obligations under this Commitment Letter.

You acknowledge that the Commitment Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Commitment Party will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by such Commitment Party of services for other companies, and the Commitment Party will not furnish any such information to other companies. You also acknowledge that the Commitment Party has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Party, on the one hand, and you and your respective equity holders or your and their respective affiliates on the other hand. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions between the Commitment Party and, if applicable, its affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction the Commitment Party and, if applicable, each of its affiliates, is acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary of you, your management, equity holders, creditors, affiliates or any other person and (iii) with respect to the transactions contemplated hereby or the process leading thereto, the Commitment Party and, if applicable, its affiliates, has not assumed (x) an advisory or fiduciary responsibility in favor of you or your affiliates (irrespective of whether the Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates on other matters (which, for the avoidance of doubt, includes acting as a financial advisor to the

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Borrower or any of its affiliates in respect of any transaction related hereto)) or (y) any other obligation except the obligations expressly set forth in this Commitment Letter. You further acknowledge and agree that (i) you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto, (ii) you are capable of evaluating and understand and accept the terms, risks and conditions of the transactions contemplated hereby, and the Commitment Party shall have no responsibility or liability to you with respect thereto, and (iii) the Commitment Party is not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction, and you shall consult with your own advisors concerning such matters and you shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby. Any review by the Commitment Party or any of its affiliates of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Commitment Party and shall not be on behalf of the Borrower. The Borrower agrees that it will not claim that the Commitment Party has rendered any advisory services or assert any claim against the Commitment Party based on an alleged breach of fiduciary duty by the Commitment Party in connection with this Commitment Letter and the transactions contemplated hereby or assert any claim based on any actual or potential conflict of interest that might be asserted to arise or result from the engagement of the Commitment Party or any of its affiliates acting as a financial advisor to the Borrower or any of its affiliates, on the one hand, and the engagement of the Commitment Party hereunder and the transactions contemplated hereby, on the other hand.

You further acknowledge that the Commitment Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

8.	Confidentiality

This Commitment Letter is delivered to you upon the condition that neither this Commitment Letter nor the Fee Letter shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person without our prior consent (not to be unreasonably withheld, conditioned or delayed), except (i) as may be ordered in a judicial or administrative proceeding or as otherwise required by law or regulation, compulsory legal process or as requested by a governmental authority (in which case you agree to inform us promptly thereof prior to your disclosure to the extent lawfully permitted to do so), (ii) this Commitment Letter and the Fee Letter may be disclosed to equity investors, potential co-investors and your and their respective affiliates, and your and their respective partners, directors, officers, employees, agents, legal counsel, accountants, advisors and consultants directly involved in the consideration of the Transactions (collectively “your related parties”), in each case on a confidential basis and only in connection with the Transactions, (iii) [reserved], (iv) this Commitment Letter and a redacted version of the Fee Letter (with such redaction to be reasonably acceptable to the Lead Arranger) may be disclosed to PIM Inc. and its directors, officers, employees, agents, legal counsel, accountants, advisors and consultants, in each case on a confidential basis and only in connection with the Transactions, it being understood that (except pursuant to clause (i) above and clause (x) below and, with respect to information contained therein, clause (viii) below) in no event shall the Fee Letter be publicly

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disclosed, regardless of whether it is in redacted or complete form, (v) this Commitment Letter (but not the Fee Letter other than the existence thereof) may be disclosed to Moody’s and S&P in connection with obtaining ratings, (vi) you may disclose this Commitment Letter (but not the Fee Letter other than the existence thereof) to the extent information contained herein becomes publicly available other than by reason of an improper disclosure by you or your related parties in violation of this paragraph, (vii) you may disclose this Commitment Letter (but not the Fee Letter other than the existence thereof) in any syndication or other marketing materials in connection with the Facility, (viii) you may disclose the summary terms of the Facility and the aggregate fee amounts contained in the Fee Letter as part of projections, pro forma information or a disclosure of aggregate sources and uses provided in connection with the Transactions and the syndication of the Facility, (ix) this Commitment Letter (but not the Fee Letter other than the existence thereof) may be disclosed in connection with any public filing requirement related to the Transactions; and (x) this Commitment Letter and the Fee Letter may be disclosed as necessary to enforce the terms thereof or in connection with any suit, action or proceeding relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby or enforcement thereof or hereof. The foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) two years following the Acceptance Date (as defined below).

Each Commitment Party, on behalf of itself and its affiliates and its other Related Persons, agrees that it will use all non-public information provided to it or its affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (other than to a Disqualified Institution) (a) pursuant to any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulation or as requested by a self-regulatory authority or governmental authority (in which case such Commitment Party, to the extent permitted by law and except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental authority exercising examination or regulatory authority, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over any Commitment Party or any of its affiliates, (c) to the extent that such information becomes publicly available other than by reason of disclosure by any Commitment Party or any of its Related Persons in violation of this paragraph, (d) to the extent that such information is received by a Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, PIM Inc. or your or their respective affiliates, (e) to the extent that such information is independently developed by a Commitment Party, (f) to any Commitment Party’s affiliates and to such Commitment Party’s and its affiliates’ respective members, partners, directors, investors, investment or capital or similar committees, financing sources, prospective financing sources, employees, legal counsel, independent auditors, service providers and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and their obligations to keep such information confidential, (g) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, participant, assignee or potential counterparty on behalf of itself and its advisors, that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Commitment Parties or market standards for dissemination of such type of information which

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shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, acknowledging its confidentiality obligations in respect thereof consistent with the foregoing, (h) for purposes of establishing a “due diligence” defense, (i) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter, the Fee Letter and/or any Facility Documentation or (j) in coordination with you, to Moody’s and S&P on a confidential basis in connection with obtaining Ratings. Each Commitment Party shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its Related Persons. Each Commitment Party’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Facility Documentation upon the execution and effectiveness thereof, and in any event shall terminate two years from the Acceptance Date. It is understood and agreed that, except as set forth in clause (g) and (j) above, no Commitment Party may advertise or promote its role in arranging or providing any portion of the Facility (including in any newspaper or other periodical, on any website or similar place for dissemination of information on the internet, as part of a “case study” incorporated into promotional materials, in the form of a “tombstone” advertisement or otherwise (other than customary submissions for the purpose of league table rankings)) without consulting with you.

For purposes of this Commitment Letter, a “Related Person” of a person means (1) any controlling person or controlled affiliate of such person, (2) the respective directors, officers, or employees of such person or any of its controlling persons or controlled affiliates and (3) the respective agents of such person or any of its controlling persons or controlled affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such person, controlling person or such controlled affiliate; provided that each reference to a controlling person or controlled affiliate in this sentence pertains to a controlling person or controlled affiliate involved in the negotiation or syndication of this Commitment Letter and the Facility.

9.	Miscellaneous

This Commitment Letter and the commitment of the Initial Lender’s shall not be assignable (x) by you without our prior written consent or (y) by any Commitment Party without your prior written consent, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Initial Lender and you. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Commitment Letter, the Fee Letter and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

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This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan). Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Commitment Letter, the Term Sheet, the Fee Letter or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (b) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the federal or state courts located in the City of New York, Borough of Manhattan provided that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement) and whether there shall have occurred a “Company Material Adverse Effect” (as defined in the Acquisition Agreement), (b) whether the Acquisition Agreement Representations are accurate and whether as a result of a breach or inaccuracy thereof you (or your affiliate, other than PIM Inc.) have the right to terminate your (or its) obligations under the Acquisition Agreement, or decline to consummate the transactions contemplated by the Acquisition Agreement, (c) whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement and (d) whether the Acquisition Agreement has been validly terminated in accordance with its terms, in each case, shall be governed by, and construed in accordance with, the Laws (as defined in the Acquisition Agreement) of the State of Delaware as applied to the Acquisition Agreement, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws (as defined in the Acquisition Agreement) of another jurisdiction.

The Commitment Party hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, tax identification number and other information regarding the Loan Parties that will allow JPMorgan to identify the Loan Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and Beneficial Ownership Regulation and is effective for each of the Commitment Parties and each of their respective affiliates.

The provisions of this Commitment Letter and/or in the Fee Letter relating to compensation (if applicable in accordance with the terms hereof and the Fee Letter), limitation of liability, indemnification, settlement, affiliate activities, sharing of information, absence of fiduciary relationships, confidentiality (other than as provided in the last two sentences of paragraph 8 above), electronic signatures, governing law, waiver of jury trial and waiver of objection to the laying of venue shall remain in full force and effect regardless of whether definitive documentation relating to the Facility shall be executed and delivered and notwithstanding the termination of this Commitment Letter and/or the Initial Lender’s commitment hereunder provided that your obligations under this Commitment Letter, other than those relating to confidentiality and other than those specifically applicable until the Syndication Date (which shall terminate on the Syndication Date), shall, except as provided above, automatically terminate and be of no further force and effect (or, if applicable, be superseded by the Facility Documentation) on the Closing Date and you shall automatically be released from all liability hereunder in connection therewith at such time. You may terminate this Commitment Letter and/or the Initial Lender’s commitments with respect to the Facility (or portion thereof) hereunder at any time subject to the provisions of the preceding sentence.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter (the date of such acceptance, the “Acceptance Date”) prior to 11:59 p.m., New York City time, on July 29, 2022 (the “Deadline”). This Commitment Letter and the commitments of the Initial Lender hereunder and the agreement of the parties to provide the services described herein are also conditioned upon your acceptance of this Commitment Letter and the Fee Letter, and our receipt of executed counterparts hereof and thereof prior to the Deadline. Upon the earliest to occur of (A) 5 business days after the date specified in the Acquisition Agreement as the “Outside Date” as in effect on the date hereof, (B) the date on which you elect in writing to terminate this Commitment Letter, (C) the date the Acquisition is consummated with or without the funding of the Facility and (D) the date the Acquisition Agreement is validly terminated in accordance with its terms, the commitments of the Commitment Parties hereunder and the agreements of the parties to provide the services described herein shall automatically terminate unless the Commitment Parties and the Lead Arranger shall, in its discretion, agree to an extension. The Closing Date shall occur no earlier than August 26, 2022.

Each of the parties hereto agrees that each of this Commitment Letter and the Fee Letter, if accepted by you as provided above, is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to fund the Facility pursuant to the Facility Documentation subject solely to the Specified Conditions; provided that nothing contained in the Commitment Letter or Fee Letter obligates you or any of your affiliates to consummate the Transactions or to draw upon all or any portion of the Facility.

[Remainder of this page intentionally left blank]

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Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Andrew W. Kristiansen
Name: Andrew W. Kristiansen
Title: Vice President

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Accepted and agreed:

PZENA INVESTMENT MANAGEMENT, LLC

By: Pzena Investment Management, Inc., its
Managing Member

By:	/s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Chief Executive Officer

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Exhibit A

SENIOR SECURED CREDIT FACILITY

Summary of Terms and Conditions1

I.	Parties

Borrower:	Pzena Investment Management, LLC (the “Borrower”).

Guarantors:	The Facility and any Hedging/Cash Management Arrangements (as defined below) will be fully and unconditionally guaranteed (the “Guarantees”) on a joint and several basis by all of the existing and future direct and indirect U.S. wholly-owned restricted subsidiaries of the Borrower, subject to exceptions to be agreed, including: (i) any direct or indirect U.S. subsidiary that has no material assets other than equity of one or more foreign subsidiaries of the Borrower that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (any such foreign entity, a “CFC”) and/or FSHCOs (any such U.S. subsidiary, a “FSHCO”), (ii) any direct or indirect U.S. subsidiary of a foreign subsidiary of the Borrower that is a CFC, (iii) immaterial subsidiaries, (iv) any special purpose entity, captive insurance subsidiary or not for profit subsidiaries, (v) business development company subsidiaries, (vi) any subsidiary that is registered as a broker-dealer under the Securities Exchange Act of 1934; (vii) any subsidiary to the extent that the burden or cost (including adverse tax consequences) of obtaining a guaranty outweighs the benefit afforded thereby as determined by Borrower and the Administrative Agent together in good faith, (viii) any unrestricted subsidiary, (ix) any subsidiary if providing such guaranty would result in material adverse tax consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent, and (x) any subsidiary prohibited or restricted (including by any third party consent requirement) from providing such Guarantee by (A) applicable law, or (B) any contract (including permitted debt) entered into prior to (and not entered into in contemplation of) the Closing Date or the acquisition of such subsidiary (any subsidiary that is not a U.S. wholly owned restricted subsidiary or that falls into any of the categories set forth in clauses (i) through (ix) above being referred to as an “Excluded Subsidiary”). If a subsidiary of Borrower that is a Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary, in either case, in a transaction permitted by the Facility Documentation, then such subsidiary will be released from its obligations under the Facility and any Hedging/Cash Management Arrangements, as applicable (in the case of a subsidiary that becomes an Excluded Subsidiary, at the option of the Borrower); provided that no release of a Guarantor shall occur as a result of such Guarantor becoming an Excluded Subsidiary as a result of a sale of equity interests of such Guarantor in a transaction that is not for bona fide business purposes other than obtaining the release of such Guarantor’s guarantee.

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

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The Restricted Subsidiaries of the Borrower providing Guarantees are referred to herein as “Guarantors”. The Borrower and the Guarantors together referred to herein as “Loan Parties”.

Guarantees shall exclude swap obligations to the extent not permitted by the Commodity Exchange Act, or any regulation thereunder, by virtue of a subsidiary failing to constitute an “eligible contract participant.”

For the avoidance of doubt, no person which is an investment fund shall be treated as a Subsidiary and/or be required to become a Guarantor under the Facility Documentation.

Sole Lead Arranger and Sole Bookrunner:	JPMorgan Chase Bank, N.A. (“JPMorgan” and in such capacity, the “Lead Arranger”).

Administrative Agent:	JPMorgan (in such capacity, the “Administrative Agent”).

Lenders:	The Initial Lender together with a syndicate of banks, financial institutions and other entities reasonably acceptable to Borrower (excluding Disqualified Institutions) arranged by the Lead Arranger in consultation with Borrower (collectively, the “Lenders”).

II.	Term Loan Facility

Type and Amount of Facility:	Five-year Term Loan Facility (the “Term Loan Facility”) in the amount of $200 million (the loans thereunder, the “Term Loans”) (plus, at the Borrower’s discretion, an amount sufficient to fund the amount of any original issue discount or upfront fees imposed pursuant to the “market flex” provisions of the Fee Letter).

Availability:	The Term Loans will be borrowed in a single drawing on the Closing Date. Repayments and prepayments of the Term Loans may not be re-borrowed.

Maturity:	The date that is five years following the Closing Date (the “Term Loan Maturity Date”).

Amortization:	Commencing on the last day of the second full fiscal quarter ending after the Closing Date, the Term Loans will amortize in equal quarterly installments of aggregate annual amounts equal to 5.00% of the original principal amount of the Term Loans until the second anniversary of the Closing Date and 7.50% of the original principal amount of the Term Loans from the second anniversary of the Closing Date until the fiscal quarter ending immediately prior to the Term Loan Maturity Date, with the balance payable on the Term Loan Maturity Date.

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Purpose:	The proceeds of the Term Loan Facility will be used on the Closing Date solely (i) to finance payment of the consideration payable in connection with the Acquisition, (ii) to pay fees and expenses in connection with the Transactions, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes.

Documentation Principles:	The Facility Documentation shall (i) be based on precedent to be agreed (the “Precedent Credit Agreement”), (ii) be initially drafted by Milbank LLP, counsel to the Borrower and be negotiated in good faith by Borrower and the Commitment Party to finalize such Facility Documentation, giving effect to the Certain Funds Provisions, as promptly as practicable after the acceptance of this Commitment Letter and the Fee Letter, (iii) contain the terms and conditions set forth in this Commitment Letter, (iv) not be subject to any conditions to the funding of the Facility on the Closing Date other than as set forth in Exhibit B to the Commitment Letter, (v) contain only those mandatory prepayments, representations, warranties, affirmative, financial and negative covenants and events of default provided for in this Exhibit A to the Commitment Letter, in each case, applicable to the Borrower and its restricted subsidiaries and with exceptions for materiality or otherwise and “baskets” consistent (where applicable) with the other clauses of this section, (vi) reflect the administrative and operational requirements of the Administrative Agent, (vii) contain updates to the precedent documentation for changes in law or accounting standards, and (viii) give due regard to the operational and strategic requirements of the Borrower and the restricted subsidiaries and their size, industries, practices, proposed business plan and the matters described in the Acquisition Agreement, including as to materiality thresholds, qualifications, “baskets” and other limitations and exceptions as set forth in this Exhibit A (or, if not so specified in this Exhibit A, as agreed by the Borrower and the Lead Arranger), in each case, after giving effect to the Transactions. This paragraph and the provisions herein are referred to as the “Documentation Principles”.

III.	Certain Payment Provisions

Fees and Interest Rates:	As set forth on Annex I to this Exhibit A.

Optional Prepayments:	Term Loans may be prepaid by the Borrower without penalty or premium in minimum amounts to be agreed upon.

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Mandatory Prepayments:

The following amounts will be applied to prepay the principal amount of, and accrued and unpaid interest on, the Term Loans:

(a)   100% of the net cash proceeds of any incurrence by the Borrower and/or any of its restricted subsidiaries of indebtedness that is (i) not permitted under the Facility Documentation or (ii) incurred to replace or refinance the Term Loans;

(b)   Commencing with the fiscal year ending December 31, 2023, 100% of Excess Cash Flow (to be defined in manner to be agreed and based on “Consolidated EBITDA”), with step-downs to 50% and 0% if the Total Leverage Ratio (to be defined in a manner to be agreed) as of the last day of the fiscal year of the Borrower does not exceed a level 1.50x and 1.00x respectively. Except to the extent financed with proceeds of long-term debt, Excess Cash Flow shall be reduced on a dollar-for-dollar basis by, among other things, voluntary prepayments or permitted repurchases of the Facility, restricted payments and certain investments; provided that any such Excess Cash Flow payment for fiscal 2023 shall only include the period from the Closing Date through December 31, 2023; and

(c)   100% of the net cash proceeds received in respect of (i) non-ordinary course dispositions (for the avoidance of doubt, redemptions or sales of marketable securities and/or investments by the Borrower or any of its wholly-owned subsidiaries in equity method securities shall in all cases be deemed ordinary course, as applicable) or (ii) as a result of casualty (excluding business interruption insurance) or condemnation by the Borrower or any of its restricted subsidiaries, in each case, subject to customary thresholds and exceptions to be agreed and subject to the Borrower to reinvest 100% of such proceeds, if such proceeds are reinvested (or committed to be reinvested) within 12 months and, if so, committed to be reinvested, so long as such reinvestment is actually completed within 180 days of such 12 month period.

Additionally, recognition of Excess Cash Flow attributable to, and proceeds of any disposition by, a non-U.S. restricted subsidiary shall be deferred to the extent that (and for so long as) such amounts have not been distributed to the Borrower or a U.S. subsidiary and the Borrower has determined in good faith that such distribution would (i) be prohibited or delayed by applicable local law or (ii) have a material adverse tax consequence.

No Lender may elect to decline its pro rata portion of any mandatory prepayment.

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IV. Collateral

Collateral:

Subject to the limitations set forth below and subject to the Certain Funds Provisions, the obligations of Borrower and the Guarantors in respect of the Facility and any hedging or cash management obligations designated by Borrower to which the Administrative Agent, any arranger under the Facility, any lender under the Facility, any affiliate of any of the foregoing is a counterparty and/or another person designated in writing by the Borrower to the Administrative Agent that is permitted to provide such arrangements under the Facility (the “Hedging/Cash Management Arrangements”) shall be secured by a first priority perfected security interest (subject to permitted liens and other exceptions consistent with the Documentation Principles) on (a) 100% of the equity interests in each of the Borrower’s wholly-owned subsidiaries and (b) substantially all other tangible and intangible assets, and mortgages on real property, in each case, of Borrower and the Guarantors, now or hereafter owned (after giving effect to the Excluded Assets (as defined below), collectively, the “Collateral”).

Notwithstanding anything set forth herein to the contrary, (a) not more than 65% of the voting equity interests (and 100% of any non-voting equity interests) of any foreign subsidiary that is a CFC or any FSHCO shall be required to be pledged and (b) agreed exceptions to the Collateral will include: (i) any real property that is not fee owned and any real property with a value less than an amount to be agreed (it being understood there shall be no requirement to obtain any survey, landlord or other third party waivers, estoppels or collateral access letters), (ii) motor vehicles and other assets subject to certificates of title (except as to which perfection of the security interest therein can be accomplished by the filing of a UCC financing statement), letter of credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished automatically without further action or by the filing of a UCC financing statement) and commercial tort claims below a threshold to be agreed, (iii) pledges and security interests prohibited or restricted by law after giving effect to the applicable anti-assignment provisions of the UCC, (iv) equity interests (A) constituting margin stock, (B) of unrestricted subsidiaries, (C) of captive insurance subsidiaries, (D) of not for profit subsidiaries, (E) of special purpose entities (including investment funds that are branded funds offered to third party investors) (provided however it being understood and agreed that proprietary incubation vehicles used to test strategies shall be, subject to other limitation set forth herein, included in the Collateral to the extent of the Borrower’s (or wholly-owned domestic subsidiary of the Borrower) ownership in such proprietary incubation vehicles), (F) of immaterial subsidiaries, except to the extent a security interest therein can be perfected by filing of a UCC financing statement, (G) of business development companies, (H) of any subsidiary that is registered as a broker-dealer under the Securities Exchange Act of 1934 (a “Broker-Dealer Subsidiary”), and (I) of any person (other any wholly-owned U.S. subsidiary) if such pledge would violate any restriction (including, by any consent requirement of a person other than the Borrower or its subsidiaries) in its organizational or joint

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venture documents or any permitted contract binding on such person on the Closing Date or at the time of its acquisition by a Loan Party and not entered into in contemplation thereof, in each case after giving effect to the applicable anti-assignment provisions of the UCC, (v) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (vi) any intellectual property, lease, license, or other agreement to the extent that a grant of a security interest therein would violate or invalidate, or render unenforceable any right, title or interest of Borrower or any Guarantor in, such intellectual property, lease, license, or agreement, or create a right of termination in favor of any other party thereto (other than Borrower or a Guarantor), after giving effect to the applicable anti-assignment provisions of the UCC, (vii) any property and assets the pledge of which would require governmental consent, approval, license or authorization that has not been obtained, after giving effect to the applicable anti-assignment provisions of the UCC, (viii) any governmental lease, licenses or state or local franchises, charters and authorizations if and for so long as the grant of a security interest therein is prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the UCC, (ix) any acquired property (including property acquired through acquisition or merger of another entity that is not a Borrower or a Guarantor) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement binding on such property (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, (x) if the Borrower and the Administrative Agent in good faith determine the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby, (xi) any payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts), escrow accounts and fiduciary or trust accounts maintained for the benefit of unaffiliated third parties, in each case, as long as such accounts are used solely for such purposes, (xii) any property subject to any purchase money security interest or capital lease, in each case permitted under the Facility Documentation to the extent and for so long as such contract or other agreement prohibits such security interest or pledge, (xii) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by Borrower in consultation with the Administrative Agent, (xiv) cash collateral accounts with respect to (and funded solely to the extent required under) the Existing LC Facility (as defined below), and (xv) other exceptions to be mutually agreed (clauses (a) and (b) collectively, the “Excluded Assets”).

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In addition, (A) no security or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required, and the Borrower and the Guarantors shall not be required to take any actions outside the U.S. to create or perfect security interests in any assets located or titled outside of the U.S. (it being understood that there shall be no security agreement or pledge agreement governed under the laws of any non-U.S. jurisdiction) and (B) perfection by possession or control shall not be required with respect to any immaterial notes or other evidence of immaterial debt, or any deposit or securities accounts, and no delivery of stock certificates (or equivalent) with respect to equity interests in any immaterial subsidiaries shall be required.

Notwithstanding anything to the contrary herein, and as to be more fully described in the Facility Documentation, the Administrative Agent and each Lender will: (a) acknowledge that the exercise of rights or remedies with respect to certain Collateral and the enforcement of security interests therein are limited by, and/or require one or more consents or approvals under, applicable law; and (b) agree that it will not exercise any rights or remedies with respect to any Collateral to the extent such exercise would cause the Borrower or any subsidiary to violate applicable law. Without limiting the foregoing, to the extent the exercise of any right or remedy with respect to any pledged equity interests of any subsidiary that is an investment adviser under the Investment Advisers Act of 1940 (an “RIA Subsidiary”), Broker-Dealer Subsidiary, or direct or indirect parent company thereof would, in the reasonable judgment of the Borrower or such RIA Subsidiary or Broker-Dealer Subsidiary, be deemed to constitute an “assignment” (as defined in the Investment Advisers Act of 1940 or the Investment Company Act of 1940) by any RIA Subsidiary of any investment advisory agreement or a change in “control” (as defined in Form BD) of any Broker-Dealer Subsidiary, or would otherwise be prohibited absent prior regulatory and/or client approval, such rights or remedies will not be exercised and such equity interests and all voting and control rights with respect thereto shall remain with the relevant pledging party unless and until all required regulatory and/or client consents to such assignment or change in control have been provided.

The above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Administrative Agent and in any event subject to the Documentation Principles.

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V. Certain Conditions

Initial Conditions to Borrowings:	Conditions precedent to initial borrowings under the Facility on the Closing Date shall consist solely of the Specified Conditions (subject to the Certain Funds Provisions).
Limited Condition Transaction:

Notwithstanding anything to the contrary herein, to the extent that the terms of the Facility Documentation require (i) compliance with any financial ratio or test (which includes, without limitation, any “fixed” and/or “grower” basket) (other than actual compliance with the Financial Covenant (as defined below)) or (ii) accuracy of any representations or warranties or the absence of a default or event of default (or any type of default or event of default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar investment (including the assumption or incurrence of indebtedness), (B) the making of any restricted payment and/or (C) the making of any junior debt payment (such action pursuant to clause (A), (B) or (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), (1) in the case of any acquisition or similar investment, at the time of (or on the basis of the financial statements for the most recently ended applicable fiscal period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or investment, (y) a public announcement of an intention to make an offer in respect of the target of such acquisition or investment or (z) the consummation of such acquisition or investment, (2) in the case of any restricted payment, at the time of (or on the basis of the financial statements for the most recently ended applicable fiscal period at the time of) (x) the declaration of such restricted payment or (y) the making of such restricted payment and (3) in the case of any junior debt payment, at the time of (or on the basis of the financial statements for the most recently ended applicable fiscal period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such junior debt payment or (y) the making of such junior debt payment (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, after giving effect to the relevant acquisition or investment, restricted payment and/or junior debt payment on a pro forma basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of EBITDA or consolidated total assets with respect to the incurrence of indebtedness or liens, or the making of restricted payments or junior debt payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or amount of EBITDA or consolidated total assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of EBITDA or consolidated total assets, as applicable, on a pro forma basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of indebtedness and the use of proceeds thereof).

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For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (which includes, without limitation, any “fixed” and/or “grower” basket) (other than actual compliance with the Financial Covenant), such financial ratio or test shall be calculated at the time such action is taken (subject to the immediately preceding paragraph), such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or event of default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. For purposes of determining the permissibility of any restricted payment during the pendency of a Limited Condition Transaction that has not yet been consummated, compliance with any financial ratio or test (which includes, without limitation, any “fixed” and/or “grower” basket) shall be calculated both on a pro forma basis for such Limited Condition Transaction and as if such Limited Condition Transaction has not yet been consummated.

Notwithstanding anything to the contrary herein, in the case of any acquisition or similar investment the consummation of which is not conditioned upon the availability of financing, to be incurred to finance such acquisition or similar investment, the absence of a default or event of default, other than the absence of a payment or bankruptcy event of default, shall not be required, in each case, subject to the other provisions of this Exhibit A.

VI. Certain Documentation Matters

Representations and Warranties:

Subject to the Certain Funds Provisions, representations and warranties will apply to the Borrower and its restricted subsidiaries, will be subject to customary materiality levels and/or exceptions to be negotiated and reflected in the Facility Documentation (in accordance with the Documentation Principles), will be subject to the disclosure schedule delivered on the Closing Date, and will in any event be limited to the following:

Accuracy of financial statements; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Facility Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; labor matters; accuracy of disclosure; Office of Foreign Assets Protection Act (“OFAC”), Foreign Corrupt Practices Act (“FCPA”) and other applicable sanctions and anti-corruption laws and regulations, including policies and procedures with respect thereto; solvency; and Beneficial Ownership Regulations.

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Affirmative Covenants:

Affirmative covenants will apply to Borrower and its restricted subsidiaries, will be subject to thresholds and exceptions to be agreed in accordance with the Documentation Principles, and will be limited to the following:

1.  Delivery of (x) within 45 days of the end of such fiscal quarter, unaudited quarterly financials (for the first three fiscal quarters of each fiscal year) certified as to accuracy and compliance with GAAP by a financial officer and together with a customary management discussion and analysis, (y) within 120 days after the end of the fiscal year, audited annual financial statements (with the audited annual financial statements, an annual audit opinion from a nationally recognized auditor that is not subject to any qualification as to “going concern” or scope of the audit (other than with respect, or expressly resulting from (i) an upcoming maturity date under any debt, (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period or (iii) activities of unrestricted subsidiaries)) and together with a customary comparative analysis and management discussion and analysis and (z) to be delivered together with the annual audit, an annual budget;

2.  at the Administrative Agent’s reasonable request, a quarterly conference call with Lenders to discuss the applicable financial statements delivered pursuant to clauses 1(x) and 1(y) above;

3.  notices of defaults, material litigation and other material events to be agreed;

4.  payment of taxes;

5.  continuation of business and maintenance of existence and material rights and privileges;

6.  compliance with all applicable laws and regulations;

7.  maintenance of property and customary insurance;

8.  maintenance of books and records;

9.  subject to limitations to be agreed, right of the Administrative Agent and Lenders to inspect property and books and records;

10.  use of proceeds as stated and in a manner not in violation of federal reserve regulations, applicable sanctions laws or anti-corruption laws (including FCPA); and

11.  delivery of information required by Beneficial Ownership Regulation.

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Financial Covenants:

A maximum Total Leverage Ratio (the “Financial Covenant”) covenant not to exceed 3.50:1.00, with step-downs to 3.25:1.00 and 3.00:1.00 following the first and second anniversaries of the Closing Date, respectively, tested quarterly.

If pursuant to any documentation governing material debt, the Borrower agrees to financial covenants that are more restrictive than those set forth in the Credit Documentation, then any such more favorable provisions shall automatically be incorporated into the Credit Documentation.

The cash proceeds of a sale of, or contribution to, equity (which equity shall be common equity or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent)) of Borrower (contributed, in turn, as cash common equity to Borrower) during any fiscal quarter and on or prior to the day that is fifteen (15) business days after the day on which financial statements are required to be delivered for such fiscal quarter (the “Cure Period”) will, at the request of the Borrower, be included in the calculation of EBITDA for purposes of determining compliance with the Financial Covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each four (4) consecutive fiscal quarter period, there shall be no more than two (2) fiscal quarters in which a Specified Equity Contribution is made, (b) no more than five (5) Specified Equity Contributions may be made in the aggregate, (c) the Specified Equity Contribution shall be counted only as EBITDA solely for the purpose of compliance with the Financial Covenant and shall not be included for any other purpose under the Facility Documentation (including the calculation of baskets or ratios), (d) the Specified Equity Contribution shall be no greater than the sum of the amount required for purposes of complying with the Financial Covenant, and (e) the Specified Equity Contribution shall not result in any actual or pro forma debt reduction in the period in which it is included in EBITDA provided, that, for the avoidance of doubt, to the extent such proceeds are actually applied to prepay indebtedness, such reduction may be credited in any subsequent fiscal quarter. The Facility Documentation will contain a standstill provision with regard to the exercise of remedies during the period in which any Specified Equity Contribution will be made after the receipt of written notice by the Administrative Agent of Borrower’s intention to cure a Financial Covenant default with the proceeds of the Specified Equity Contribution; provided, that such standstill shall apply solely in respect of the breach (or prospective breach) of the Financial Covenant giving rise thereto, and if the Specified Equity Contribution is not made before the expiration of the Cure Period, such event of default or potential event of default shall be deemed reinstated.

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Negative Covenants:

Limited to following (applicable to the Borrower and its restricted subsidiaries):

1.  indebtedness (including preferred stock of subsidiaries) (which shall permit, amongst other things (i) the Facility, (ii) non-speculative hedging arrangements, (iii) certain indebtedness existing on the Closing Date (including, but not limited to that certain line of credit facility (the “Existing LC Facility”)), (iv) indebtedness incurred and/or preferred equity issued, in each case, in connection with the Acquisitions, (v) other debt up to the greater of (x) a fixed dollar amount to be agreed and (y) a corresponding percentage of EBITDA and (vi) intercompany debt between the borrower and any restricted subsidiary, with loans to non-guarantor restricted subsidiaries to be subject to a cap in an amount to be agreed);

2.  liens (which shall permit, amongst other things (i) liens securing the Facility, (ii) pre-existing liens on acquired assets not incurred in anticipation of the acquisition, (iii) certain liens existing on the Closing Date (including liens with respect to the Existing LC Facility) and (iv) other liens up to the greater of (x) a fixed dollar amount to be agreed and (y) a corresponding percentage of EBITDA);

3.  fundamental changes including mergers, consolidations, liquidations and dissolutions;

4.  sales of all or substantially all assets;

5.  changes in fiscal year and changes in line if business;

6.  disposition of assets; (including through sale and leaseback transactions) (which shall permit, amongst other things (i) dispositions for fair market value, subject to no event of default existing or resulting therefrom to the extent (x) not exceeding the greater of a fixed dollar amount to be agreed and a percentage to be agreed of EBITDA or (y) otherwise provided that at least 75% of the consideration for such Disposition consists of (A) cash or cash equivalents and/or (B) designated non-cash consideration to be agreed and (ii) dispositions of non-core assets, including any existing or after-acquired assets);

7.  dividends, share repurchases and other restricted payments in respect of capital stock (which shall permit, amongst other things (i) distributions up to 20% of Consolidated Net Income (to be defined in a manner to be agreed)[2] subject to the Total Leverage Ratio not exceeding 3.00:1.00, with step-downs to 2.75:1.00 and 2.50:1.00 upon the first and

[2]

To include cash and non-cash adjustments and change in working capital as well as deductions for cash taxes and expected UBT payment, debt service, mandatory and voluntary debt repayments, capex and seed capital and restricted payments.

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    second anniversary of the Closing Date, respectively; (ii) distributions up to the cumulative amount of Excess Cash Flow that was not subject to sweep as a result of the leverage-based step-downs; (iii) customary tax distributions; (iv) redemptions of non-founder employees’ shares to cover such non-founder’s taxes; (v) $5 million each fiscal year for the redemption of non-founder employee shares with a one-year carry over; (vi) payments in respect of obligations established in connection with the Transactions, (vii) a shared basket with restricted debt payments in an amount to be agreed, subject to no Event of Default in connection with any of the foregoing and (viii) payments relating to that certain tax receivables agreement dated as of October 30, 2007 (as amended));

8.  investments, guarantees, loans and advances (which shall permit, amongst other things (i) investments in (x) the Borrower, (y) its restricted subsidiaries that are guarantors and (z) its restricted subsidiaries that are not guarantors subject to a cap to be agreed; (ii) loans and advances to employees and directors up to the greater of (x) a fixed dollar amount to be agreed and (y) a corresponding percentage of EBITDA; (iii) investments in connection with and/or related to the Transactions; (iv) investments in the ordinary course of business; (v) other investments up to the greater of (x) a fixed dollar amount to be agreed and (y) a corresponding percentage of EBITDA; (vi) investments, guarantees, loans or advances to the Borrower or its restricted subsidiaries, reasonably required to meet operating requirements and/or regulatory requirements and (vii) unlimited investments by the Borrower or any of its wholly-owned subsidiaries (whether directly or through one or more investment funds) in marketable securities and/or investments in equity method securities);

9.  prepayments of junior debt subject to a cap in an amount to be agreed and subject to no event of default existing or resulting therefrom; amendments of junior debt documents to the extent not materially adverse to the interests of the Lenders;

10.  transactions with affiliates (which shall permit, amongst other things, (i) investments by officers, directors and affiliates of any Loan Party in investment funds maintained by any Loan Party without the payment of normal fees or charges related thereto and (ii) transactions with any investment fund maintained by any Loan Party in the ordinary course of business); and

11.  restrictive agreements.

The negative covenants will be subject to additional exceptions and “baskets” to be agreed (including but not limited to, caps and thresholds based on the greater of a fixed dollar amount to be agreed and a corresponding percentage of EBITDA and permit allocation (or reallocation) of transactions across multiple exceptions.

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Unrestricted Subsidiaries:	The Facility Documentation will contain provisions pursuant to which, subject to no payment or bankruptcy event of default has occurred or is continuing and customary limitations on loans, advances to, and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Facility Documentation and results of operations and debt of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Facility Documentation. Any designation of a restricted subsidiary as an unrestricted subsidiary shall be deemed an investment in such unrestricted subsidiary in an amount equal to the fair market value of such subsidiary at the time of designation. Any designation of an unrestricted subsidiary as a restricted subsidiary shall be deemed to be an incurrence of investments, debt and liens of such restricted subsidiary at the time of designation.

Events of Default:

Events of default will be subject to thresholds, exceptions, grace and cure periods to be agreed (in accordance with the Documentation Principles, with materiality thresholds to be agreed), and will in any event be limited to the following

1.  non-payment of principal when due, non-payment of interest, fees or other amounts after a customary five business day grace period;

2.  inaccuracy of representations and warranties in any material respect when made;

3.  violation of negative covenants and, subject to the Cure Period (if any), the Financial Covenant;

4.  failure to deliver financial statements when due, subject to a 10 business day grace period;

5.  violation of other covenants, subject to a thirty day grace period;

6.  cross-default to material debt;

7.  bankruptcy events with respect to the Borrower and its material restricted subsidiaries;

8.  certain ERISA events (subject to a “material adverse effect” standard);

9.  failure to satisfy or stay material monetary judgments;

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10. change of control (the definition of which is to be agreed but in no event will include a “continuing director” test or most favored nation clause); and

11. invalidity of material guarantees or other material rights under Facility Documentation.

Voting:	Amendments and waivers with respect to the Facility Documentation shall require the approval of Lenders holding not less than 50% of the aggregate amount of the Term Loans, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of the Term Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, and (iii) subject to customary exceptions, subordination of liens or obligations and (b) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages or changes to the payment waterfall.

Defaulting Lender:	The Facility Documentation will contain defaulting Lender provisions addressing, among other things, voting rights and reallocation of credit exposure among non-defaulting Lenders.

Assignments and Participations:

The Lenders shall be permitted to assign all or a portion of their loans and commitments with the consent, not to be unreasonably withheld, conditioned or delayed, of (a) the Borrower, unless (i) the assignee is a Lender, an affiliate of a Lender or an approved fund or (ii) an Event of Default has occurred and is continuing, provided that, the Borrower shall be deemed to have consented to an assignment of Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 business days after having received notice thereof and (b) the Administrative Agent, unless Term Loans are being assigned to a Lender, an affiliate of a Lender or an approved fund. In the case of partial assignments (other than to another Lender, to an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $1,000,000.

The Lenders shall also be permitted to sell participations in their Term Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” above. Pledges of Term Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Term Loan Facility only upon request.

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No assignments or participations shall be permitted to be made to natural persons.

Notwithstanding the foregoing, in no event shall any loans or commitments, or any participation therein, be assigned to a Disqualified Institution. The list of Disqualified Institutions shall be available to each Lender and prospective assignees and participants upon request in connection with an assignment or participation. The Administrative Agent shall have no obligation or liability with respect to monitoring or enforcing prohibitions on assignments or participations to Disqualified Institutions (or disclosure of confidential information to Disqualified Institutions) and the list of Disqualified Institutions.

So long as no event of default has occurred and is continuing, loans under the Facility may be purchased by and assigned to the Borrower or any of its subsidiaries on a non-pro rata basis through Dutch auctions offered to all Lenders; provided that loans so purchased are deemed automatically cancelled without further action.

Yield Protection:	The Facility Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Term Benchmark Loan (as defined in Annex I) on a day other than the last day of an interest period with respect. The Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III (and all requests, rules, guidelines or directives relating to each of the foregoing or issued in connection therewith) shall be deemed to be changes in law after the Closing Date regardless of the date enacted, adopted or issued.

Limitation of Liability, Expenses and Indemnity:	The Facility Documentation will contain customary exculpation provisions consistent with the Commitment Letter

On the Closing Date and from time to time thereafter, the Borrower shall pay all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arranger (without duplication) associated with the syndication of the Term Loan Facility and the preparation, execution, delivery and administration of the Facility Documentation and any amendment, modification, waiver with respect thereto or enforcement of the Facility Documentation (including the reasonable fees, disbursements and other charges of counsel identified herein) provided that any such expenses are not required to be reimbursed in the event the Closing Date does not occur.

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The Administrative Agent, the Lead Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) (each a “Indemnified Person”) will be indemnified and held harmless against, any Liabilities or expenses (including the reasonable and documented fees, disbursements and other charges of one counsel) incurred by such Indemnified Person in connection with or as a result of (i) the execution and delivery of the Facility Documentation and any agreement or instrument contemplated thereby; (ii) the funding of the Facility, or the use or the proposed use of proceeds thereof; (iii) any act or omission of the Administrative Agent in connection with the administration of the Facility Documentation; and (iv) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding (each, a “Proceeding”) in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the limitation of liability and indemnification referred to above), regardless of whether or not any Indemnified Person is a party thereto and whether or not such Proceeding is brought by the Borrower and its affiliates or equity holders or any other party; provided that no Indemnified Person will be indemnified for any loss, claim, damage, liability, costs or expense to the extent it has resulted from (i) gross negligence, bad faith or willful misconduct of such person or any of its affiliates or controlling persons or members of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) material breach by any such person or one if its affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any dispute between and among Indemnified Persons that does not involve an act or omission by the Borrower or its restricted subsidiaries, except that the Administrative Agent, the Lead Arranger shall be indemnified in their capacities as such. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and return any and all amounts paid by the Borrower under the indemnity provisions of the Facility Documentation to such indemnified person for any such fees, expenses or damages, losses, claims or liabilities to the extent there is a final judicial determination that such Indemnified Person is not entitled to such amount in accordance with the terms if its indemnity provisions of the Facility Documentation.

Amend and Extend Provisions:	The Facility Documentation will contain customary “amend and extend” provisions pursuant to which the Borrower, with the approval of consenting Lenders, may extend the loans of such consenting Lenders and, in connection therewith, amend the interest rates, yield, fees, amortization (so long as the maturity and weighted average life to maturity is not shortened) and prepayment provisions applicable to such extended loans. The Facility Documentation may be amended by the Borrower, the Administrative Agent and such consenting Lenders.

EU/UK Bail-in:	The Facility Documentation shall contain customary European Union/United Kingdom Bail-in provisions.

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ERISA Fiduciary Status:	The Facility Documentation shall contain Lender representations as to fiduciary status under ERISA.

Delaware Divisions:	The Facility Documentation shall contain customary provisions related to divisions and plans of division under Delaware law.

Erroneous Payments:	The Facility Documentation shall contain customary provisions regarding erroneous payments.

QFC Stay Regulations:	The Facility Documentation shall contain customary provisions related to Qualified Financial Contracts.

Governing Law:	State of New York.

Forum:	United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof.

Counsel to the Administrative Agent and the Lead Arranger:	Latham & Watkins LLP.

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Annex I to

Exhibit A

Interest and Certain Fees

Interest Rate Options:

The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

With respect to loans in U.S. Dollars:

(a)   the ABR plus the Applicable Margin; or

(b)   the Adjusted Term SOFR Rate plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect (the “Prime Rate”), (ii) the NYFRB Rate from time to time plus 0.5% and (iii) the Adjusted Term SOFR Rate for a one month interest period plus 1.0%. If the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00%.

“Adjusted Term SOFR Rate” means the Term SOFR Rate, plus 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of calculating such rate.

“Applicable Margin” means (a) 1.50% in the case of ABR Loans (as defined below) and (b) 2.50% in the case of Term Benchmark Loans (as defined below). Following the delivery of financial statements for the first full fiscal quarter after the Closing Date, the Applicable Margin will be as set forth in the pricing grid below:

Total Leverage Ratio	Applicable Margin
	In the case of ABR Loans	In the case of Term Benchmark Loans
≥ 2.50x	1.75%	2.75%
≥ 1.50x and < 2.50x	1.50%	2.50%
< 1.50x	1.25%	2.25%

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding business day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Floor” means the benchmark rate floor, if any, provided in the Facility Documentation initially (as of the execution of the Facility Documentation, the modification, amendment or renewal of the Facility Documentation or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate shall be 0.00%.

“Interest Period” means, with respect to any Term Benchmark, a period of one, three or six months.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding business day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“SOFR” means, with respect to any business day, a rate per annum equal to the secured overnight financing rate for such business day published by the NYFRB on the NYFRB’s on the immediately succeeding business day.

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“Term Benchmark” when used in reference to any Term Loan or borrowing, refers to whether such Term Loan, or the Term Loans comprising such borrowing, bear interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark borrowing denominated in U.S. Dollars for any Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time, with respect to any Term Benchmark borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

The Facility Documentation will contain provisions to be mutually agreed with respect to a replacement of any Term Benchmark.

Interest Payment Dates:	In the case of Term Loans bearing interest based upon the ABR (“ABR Loans”), 15 days after the end of each fiscal quarter in arrears.

In the case of Term Loans bearing interest based upon a Term Benchmark (“Term Benchmark Loans”), on the day that is 15 days after the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Term Loan Facility, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

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Exhibit B

CONDITIONS TO CLOSING

The commitments of the Initial Lender under the Commitment Letter with respect to the Facility, the availability and initial funding of the Facility on the Closing Date and the Lead Arranger’s and the Administrative Agent’s agreements to perform the services described herein are subject solely to the satisfaction or waiver of each of the conditions precedent set forth below, in each case, subject to the Certain Funds Provisions.

1. (a) The Facility Documentation shall have been executed and delivered by the relevant Loan Parties, (b) the Administrative Agent shall have received all documents and instruments necessary to establish that it will have perfected security interests in the Collateral to the extent required by (and subject to the liens permitted under) the Facility Documentation, and (c) the Administrative Agent shall have received (i) customary officers’ certificates and notices of borrowing, (ii) customary good standing certificates, organizational documents and authorizing resolutions of the Loan Parties, (iii) a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit B and (iv) customary legal opinions with respect to the Borrower and all other material Loan Parties; provided that such notices and certifications shall not include any representation or statement as to absence (or existence) of any default or event of default or a bring down of representations and warranties (except as contemplated by paragraph 2 below) (the items in clause (c), collectively, the “Closing Deliverables”).

2. The Acquisition Agreement Representations shall be true and correct (after giving effect to all applicable materiality qualifiers applicable thereto), and the Specified Representations shall be true and correct in all material respects (or, in the case of any such Specified Representation already qualified by materiality, true and correct in all respects).

3. Since the date of the Acquisition Agreement, there has not been any fact, development, circumstance, change, event, condition, occurrence or effect that, individually or in the aggregate, has had a Company Material Adverse Effect that is continuing in effect or is reasonably likely to result in a Company Material Adverse Effect.

4. The Acquisition shall be consummated on or before the Closing Date on the terms and subject to the conditions set forth in the Acquisition Agreement, without waiver or amendment thereto agreed to by Borrower that is materially adverse to the Lead Arranger and the Lenders (in their capacity as such) without the consent of the Lead Arranger (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that any change in consideration payable under the Acquisition Agreement shall be deemed adverse to the Lead Arranger and the Lenders other than (x) a reduction in the consideration payable under the Acquisition Agreement, so long as any such reduction shall be applied to reduce the Facility and (y) any increase in such consideration payable under the Acquisition Agreement so long as such increase is not funded with indebtedness in excess of the indebtedness available pursuant to the Facility.

5. At least three (3) business days prior to the Closing Date, the Loan Parties shall have provided to the Lenders the documentation and other information theretofore reasonably requested in writing by the Lenders at least ten (10) business days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

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6. All fees payable to the Lenders, the Commitment Party and the Administrative Agents on the Closing Date pursuant to the Commitment Letter and the Fee Letter and all costs and expenses invoiced at least three (3) business days prior to the Closing Date, in each case, to the extent required to be paid on or before the Closing Date pursuant to the Commitment Letter and the Fee Letter, shall be paid on or prior to the Closing Date (which amounts may be offset against the proceeds of the initial borrowing under the Facility).

7. The Commitment Parties shall have received the (a) audited consolidated statements of financial condition and the related consolidated statements of operations, comprehensive income and cash flows of PIM Inc. as of and for the fiscal years ended December 31, 2021 and 2020, (b) unaudited consolidated statements of financial condition and the related consolidated statements of operations, comprehensive income and cash flows of PIM Inc. as of and for the fiscal quarters ended March 31, 2022 and (c) unaudited consolidated statements of financial condition and the related unaudited consolidated statements of operations, comprehensive income and cash flows of PIM Inc. for each subsequent fiscal quarter (other than the fourth quarter) in 2022 that shall have ended at least 45 days prior to the Closing Date; provided that no such financial statements shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)). For the avoidance of doubt, the financial statements described in clauses (a), (b) and (c) above will not need to include information with respect to any comparison periods, and the unaudited financial statements described in clauses (b) and (c) above need not be reviewed by independent public accountants pursuant to Statement on Auditing Standards (SAS) 100 or otherwise. The Commitment Party (i) acknowledges that they have received the financial statements in the foregoing clause (a) and (b) and (ii) shall be deemed to have received such financial statements of the Company to the extent they have been filed as part of the PIM Inc. reports on Form 10-K or 10-Q, as applicable (or, in each case, any amendment thereto) pursuant to the Securities Exchange Act of 1934.

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Annex I to

Exhibit B

Form of Solvency Certificate

[Date]

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section [__] of the [Credit Agreement, dated as of [______], by and among Pzena Investment Management LLC (the “Borrower”), the lending institutions from time to time parties thereto and [         ], as the Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                         , the [Chief Financial Officer] [specify other officer with equivalent duties] of the Borrower (after giving effect to the Transactions to occur on the Closing Date), DOES HEREBY CERTIFY, on behalf of Borrower and not in any individual or personal capacity, that as of the date hereof, after giving effect to the consummation of the Transactions:

1. The sum of the present debt and liabilities (including subordinated and contingent liabilities) of Borrower and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Borrower and its subsidiaries, on a consolidated basis.

2. The present fair saleable value of the assets of Borrower and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liability of the debt and liabilities (including subordinated and contingent liabilities) of Borrower and its subsidiaries, on a consolidated basis, as they become absolute and matured.

3. The capital of Borrower and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the date hereof and as proposed to be conducted following the Closing Date.

4. Borrower and its subsidiaries, on a consolidated basis, have not incurred debts or other liabilities including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5. For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.

The undersigned is familiar with the business and financial position of the Borrower and its subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its subsidiaries after consummation of the transactions contemplated by the Commitment Letter to occur on the Closing Date.

[Remainder of Page Intentionally Left Blank]

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